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                                                                    Exhibit 2.07







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                              AMENDED AND RESTATED
                               PURCHASE AGREEMENT

                                  by and among

                             UNICAPITAL CORPORATION
                            (a Delaware corporation),

                              MFA ACQUISITION CORP.
                            (a Delaware corporation),

                          MERRIMAC FINANCIAL ASSOCIATES
                      (a Massachusetts general partnership)

                                       and

              ALLAN Z. GILBERT, JORDAN L. SHATZ and MARK F. CIGNOLI

                          Dated as of February 14, 1998



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

                                TABLE OF CONTENTS
                                -----------------                                                               PAGE
                                                                                                                ----
1.       THE SALE AND PURCHASE ...................................................................................2
         1.1      AGREEMENT TO SELL...............................................................................2
         1.2      AGREEMENT TO PURCHASE...........................................................................2

2.       CONSIDERATION AND EXCHANGE...............................................................................2
         2.1      CONSIDERATION...................................................................................2
         2.2      EXCHANGE PROCEDURES.............................................................................2
         2.3      NO FRACTIONAL SHARES............................................................................3
         2.4      ALLOCATION OF CONSIDERATION.....................................................................3
         2.5      EARN-OUT CONSIDERATION..........................................................................3

3.       POST-CLOSING ADJUSTMENT; PARTNERS' REPRESENTATIVE........................................................5
         3.1      COMPUTATION.....................................................................................5
         3.2      DISPUTES........................................................................................5
         3.3      PARTNERS' REPRESENTATIVE........................................................................6

4.       INDEMNITY ESCROW.........................................................................................7
         4.1      CREATION OF ESCROW..............................................................................7
         4.2      DURATION AND TERMS..............................................................................7
         4.3      VOTING AND INVESTMENT...........................................................................7

5.       CLOSING; CLOSING DATE....................................................................................7
         5.1      CLOSING.........................................................................................7
         5.2      CLOSING DATE; LOCATION..........................................................................8


         6.       REPRESENTATIONS AND WARRANTIES OF THE PARTNERS..................................................8
         6.1      EXISTENCE.......................................................................................8
         6.2      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS...................................................8
         6.3      AUTHORITY; OWNERSHIP............................................................................8
         6.4      VALIDITY OF CONTEMPLATED TRANSACTIONS...........................................................8
         6.5      PARTNERSHIP INTERESTS...........................................................................9
         6.6      NO BONUS INTERESTS.  ...........................................................................9
         6.7      BOOKS OF ACCOUNT................................................................................9
         6.8      SUBSIDIARIES....................................................................................9
         6.9      PREDECESSOR STATUS; ETC.........................................................................9
         6.10     SPIN-OFFS.......................................................................................9
         6.11     NO THIRD-PARTY OPTIONS.........................................................................10
         6.12     FINANCIAL STATEMENTS...........................................................................10
         6.13     LIABILITIES AND OBLIGATIONS....................................................................10


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

         6.14     ACCOUNTS AND NOTES RECEIVABLE..................................................................11
         6.15     PERMITS........................................................................................11
         6.16     REAL AND PERSONAL PROPERTY.....................................................................11
         6.17     CONTRACTS AND COMMITMENTS......................................................................12
         6.18     GOVERNMENT CONTRACTS...........................................................................14
         6.19     TITLE TO REAL PROPERTY.........................................................................14
         6.20     INSURANCE......................................................................................14
         6.21     EMPLOYEES......................................................................................15
         6.22     EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS........................................................15
         6.23     COMPLIANCE WITH LAW; AUTHORIZATIONS............................................................19
         6.24     TRANSACTIONS WITH AFFILIATES...................................................................19
         6.25     LITIGATION.....................................................................................19
         6.26     RESTRICTIONS...................................................................................20
         6.27     TAXES..........................................................................................20
         6.28     INTELLECTUAL PROPERTY MATTERS..................................................................21
         6.29     COMPLETENESS; NO VIOLATIONS....................................................................22
         6.30     EXISTING CONDITION.............................................................................22
         6.31     DEPOSIT ACCOUNTS; POWERS OF ATTORNEY...........................................................24
         6.32     ENVIRONMENTAL MATTERS..........................................................................24
         6.33     NO ILLEGAL PAYMENTS............................................................................25
         6.34     LEASES.........................................................................................26
         6.35     LEASE FUNDING..................................................................................29
         6.36     DISCLOSURE.....................................................................................29

7.       REPRESENTATIONS OF UNICAPITAL AND NEWCO.................................................................29
         7.1      CORPORATE EXISTENCE............................................................................29
         7.2      UNICAPITAL STOCK...............................................................................29
         7.3      CORPORATE POWER AND AUTHORIZATION..............................................................30
         7.4      NO CONFLICTS...................................................................................30
         7.5      CAPITALIZATION OF UNICAPITAL...................................................................30
         7.6      COMPLIANCE WITH LAW; AUTHORIZATIONS............................................................30
         7.7      TRANSACTIONS WITH AFFILIATES...................................................................31
         7.8      LITIGATION.....................................................................................31
         7.9      MISCELLANEOUS..................................................................................31
         7.10     REGISTRATION RIGHTS............................................................................31

8.       COVENANTS...............................................................................................32
         8.1      BUSINESS IN THE ORDINARY COURSE................................................................32
         8.2      EXISTING CONDITION.............................................................................32
         8.3      MAINTENANCE OF PROPERTIES AND ASSETS...........................................................32
         8.4      EMPLOYEES AND BUSINESS RELATIONS...............................................................32
         8.5      MAINTENANCE OF INSURANCE.......................................................................32
         8.6      COMPLIANCE WITH LAWS, ETC......................................................................32


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

         8.7      CONDUCT OF BUSINESS............................................................................32
         8.8      ACCESS.........................................................................................33
         8.9      PRESS RELEASES AND OTHER COMMUNICATIONS........................................................33
         8.10     EXCLUSIVITY....................................................................................33
         8.11     SUPPLIER APPROVAL..............................................................................34
         8.12     NOTICE TO BARGAINING AGENTS....................................................................34
         8.13     NOTIFICATION OF CERTAIN MATTERS................................................................34
         8.14     AMENDMENT OF SCHEDULES.........................................................................35
         8.15     HSR FILING.....................................................................................35

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTNERSHIP AND
         THE PARTNERS............................................................................................36
         9.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.....................................36
         9.2      EMPLOYMENT AGREEMENTS..........................................................................36
         9.3      OPINION OF COUNSEL.............................................................................36
         9.4      REGISTRATION STATEMENT.........................................................................37
         9.5      REVOLVING CREDIT AGREEMENT.....................................................................37
         9.6      HSR ACT........................................................................................37

10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF UNICAPITAL
         AND NEWCO...............................................................................................37
         10.1     REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.....................................37
         10.2     NO LITIGATION..................................................................................37
         10.3     EXAMINATION OF FINANCIAL STATEMENTS............................................................38
         10.4     NO MATERIAL ADVERSE CHANGE.....................................................................38
         10.5     REGULATORY REVIEW..............................................................................38
         10.6     PARTNER'S RELEASE..............................................................................38
         10.7     EMPLOYMENT AGREEMENTS..........................................................................38
         10.8     OPINION OF COUNSEL.............................................................................39
         10.9     CONSENTS AND APPROVALS.........................................................................40
         10.10    PARTNERSHIP AGREEMENT..........................................................................40
         10.11    REGISTRATION STATEMENT.........................................................................40
         10.12    REPAYMENT OF INDEBTEDNESS......................................................................40
         10.13    NET INCOME.....................................................................................40
         10.14    JAM ASSOCIATES LEASE...........................................................................40
         10.15    HSR ACT........................................................................................41
         10.16    FIRPTA COMPLIANCE..............................................................................41


         11.      COVENANTS OF UNICAPITAL........................................................................41
         11.1     UNICAPITAL STOCK OPTIONS.......................................................................41
         11.2     INFORMATION FILING.............................................................................41
         11.3     HSR FILING.....................................................................................41


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

12.      INDEMNIFICATION; SURVIVAL...............................................................................42
         12.1     GENERAL INDEMNIFICATION BY PARTNERS............................................................42
         12.2     SPECIFIC INDEMNIFICATION BY PARTNERS...........................................................42
         12.3     INDEMNIFICATION BY UNICAPITAL AND NEWCO........................................................43
         12.4     THIRD-PARTY CLAIMS.............................................................................43
         12.5     LIMITATIONS ON INDEMNIFICATION.................................................................45
         12.6     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................46

         13.      TERMINATION OF AGREEMENT.......................................................................47
         13.1     TERMINATION BY UNICAPITAL......................................................................47
         13.2     TERMINATION BY THE PARTNERS....................................................................47
         13.3     AUTOMATIC TERMINATION..........................................................................47
         13.4     LIQUIDATED DAMAGES.............................................................................48

         14.      NONCOMPETITION AND NONSOLICITATION.............................................................48
         14.1     NONCOMPETITION.................................................................................48
         14.2     DAMAGES........................................................................................49
         14.3     REASONABLE RESTRAINT...........................................................................49
         14.4     SEVERABILITY; REFORMATION......................................................................49
         14.5     INDEPENDENT COVENANT...........................................................................49
         14.6     MATERIALITY....................................................................................49


         15.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION......................................................50
         15.1     PARTNERS.......................................................................................50
         15.2     UNICAPITAL.....................................................................................50
         15.3     DAMAGES........................................................................................50


         16.      LOCK-UP AGREEMENTS.............................................................................50
         16.1     AGREEMENT......................................................................................50
         16.2     INTENDED THIRD-PARTY BENEFICIARIES.............................................................51

17.      FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON
         UNICAPITAL STOCK........................................................................................51
         17.1     INVESTMENT INTENT..............................................................................51
         17.2     COMPLIANCE WITH LAW............................................................................51
         17.3     ECONOMIC RISK; SOPHISTICATION..................................................................52
         17.4     INFORMATION SUPPLIED...........................................................................52


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

         18.      SECURITIES LEGENDS.............................................................................52

19.      GENERAL.................................................................................................53
         19.1     COOPERATION....................................................................................53
         19.2     SUCCESSORS AND ASSIGNS.........................................................................53
         19.3     ENTIRE AGREEMENT...............................................................................53
         19.4     COUNTERPARTS...................................................................................54
         19.5     BROKERS AND AGENTS.............................................................................54
         19.6     EXPENSES.......................................................................................54
         19.7     NOTICES........................................................................................54
         19.8     GOVERNING LAW..................................................................................55
         19.9     EXERCISE OF RIGHTS AND REMEDIES................................................................55
         19.10    TIME...........................................................................................55
         19.11    REFORMATION AND SEVERABILITY...................................................................56
         19.12    REMEDIES CUMULATIVE............................................................................56
         19.13    CAPTIONS.......................................................................................56

20.      DEFINITIONS.............................................................................................56



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                     AMENDED AND RESTATED PURCHASE AGREEMENT

         THIS AMENDED AND RESTATED PURCHASE AGREEMENT (the "Agreement") is made as of the 14th day of February, 1998, between UNICAPITAL CORPORATION, a Delaware corporation ("UniCapital "); MFA ACQUISITION CORP., a Delaware corporation ("Newco"); MERRIMAC FINANCIAL ASSOCIATES, a Massachusetts general partnership (the "Partnership"); and ALLAN Z. GILBERT, JORDAN L. SHATZ and MARK F. CIGNOLI, who are all of the partners of the Partnership (each a "Partner" and collectively, the "Partners"). Certain capitalized terms used herein are defined in Article 20 hereof.

         WHEREAS, UniCapital was incorporated on October 9, 1997 under the laws of the State of Delaware for the purpose of acquiring a number of equipment leasing businesses in different locations;

         WHEREAS, UniCapital intends to undertake an initial public offering of its Common Stock (the "IPO") and in connection therewith intends to file a registration statement on Form S-1 ("Registration Statement") with the Securities and Exchange Commission ("SEC") within 90 days of the execution and delivery of this Agreement;

         WHEREAS, Newco was duly incorporated on January 26, 1998 under the laws of the State of Delaware solely for the purpose of completing this transaction, and is a wholly-owned subsidiary of UniCapital;

         WHEREAS, the Partners desire to sell to Newco all of the Partners' rights, titles and interests in and to the Partnership (the "Partnership Interests") pursuant to this Agreement;

         WHEREAS, the respective Boards of Directors of UniCapital and Newco deem it advisable and in the best interests of such corporations and their respective partners that Newco purchase from the Partners all of the Partners' Partnership Interests; and

         WHEREAS, the parties hereto intend that the transactions contemplated in this Agreement will constitute part of a single transaction involving the simultaneous consummation of a number of similar agreements between UniCapital and certain other corporations and partnerships and the IPO and that such single transaction (the "Unified Transaction") shall fall within the provisions of
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:



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1. THE SALE AND PURCHASE

         1.1 AGREEMENT TO SELL. On the Closing Date (as defined in Section 5.2), the Partners will sell, assign and transfer to Newco all of the Partnership Interests upon and subject to the terms and conditions of this Agreement, such that, upon such sale, assignment and transfer, Newco will be the holder of 100% of the Partnership Interests, free and clear of all liens, pledges, security interests, charges, claims restrictions and other encumbrances of any nature whatsoever.

         1.2 AGREEMENT TO PURCHASE. On the Closing Date, Newco will purchase the Partnership Interests from the Partners, as aforesaid, upon and subject to the terms and conditions of this Agreement and upon the representations and warranties contained herein, and will deliver the Closing Date Consideration defined in Section 2.1.


2. CONSIDERATION AND EXCHANGE

         2.1 CONSIDERATION.

                  (a) Upon the Closing Date, an aggregate of 178,750 shares of common stock, par value $.001 per share, of UniCapital ("UniCapital Stock") (the "Closing Date Consideration") will be paid to the Partners by Newco (or by UniCapital, on behalf of and at the direction of Newco); provided, however, in the event that the aggregate value (based on the IPO price of the UniCapital Stock) of the 178,750 shares of UniCapital Stock is less than $2,681,250, then UniCapital, on behalf of and at the direction of Newco, shall issue additional shares of UniCapital Stock to the Partners so that the aggregate value of the shares of UniCapital Stock issued to the Partners equals $2,681,250 (with appropriate downward adjustment so as to eliminate any fractional share).

                  (b) The Earn-Out Consideration, as described in Section 2.5, is to be distributed to the Partners within five business days after the date the portion of the Earn-Out Consideration with respect to a given calendar year (if any) is finally determined pursuant to Section 2.5 in the percentages set forth on Annex I.

                  (c) The Closing Date Consideration and the Earn-Out Consideration are referred to together in this Agreement as the "Consideration."

         2.2 EXCHANGE PROCEDURES.

                  (a) In exchange for the Partnership Interests, Newco, or UniCapital, on behalf of and at the direction of Newco, shall cause to be made available to the Partners the Consideration. On the Closing Date, each Partner shall, subject to Article 4, be entitled to receive a certificate representing that number of whole shares of UniCapital Stock which such Partner has the right to receive, based on such Partners' pro rata interest in the Partnership, as

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calculated in accordance with Annex I. The certificates evidencing the
UniCapital Stock shall bear appropriate legends pursuant to the terms of this Agreement, and UniCapital shall be entitled to issue appropriate stop transfer instructions to its transfer agent consistent with the terms of this Agreement.

                  (b) On the Closing Date or as promptly thereafter as is practicable, and subject to and in accordance with the provisions of Article 4, Newco, or UniCapital, on behalf of and at the direction of Newco, shall cause to be distributed to the Indemnity Escrow Agent (as defined in Article 4) a certificate or certificates representing the Escrow Shares (as defined in Article 4), which shall be registered in the name of the Indemnity Escrow Agent as nominee for the Partners and shall be held in accordance with the provisions of Article 4 and the Indemnity Escrow Agreement referred to therein.

                  (c) All UniCapital Stock to be delivered on the Closing Date in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of and as full payment for all of the Partnership Interests, and following the Closing Date, the Partners shall have no further rights to, or ownership in, the Partnership. The Partners shall jointly and severally indemnify and hold harmless Newco and UniCapital from and against any and all loss, liability, cost, damage and/or expense suffered or incurred by Newco or UniCapital as a result of the allocation of Consideration among or between the Partners in any manner other than pro rata in the percentages set forth on Annex I.

         2.3 NO FRACTIONAL SHARES. Notwithstanding any other provision of this
Article 2, no fractional shares of UniCapital Stock will be issued and any Partner entitled hereunder to receive a fractional share of UniCapital Stock but for this Section 2.3 will be entitled hereunder to receive no such fractional share but a cash payment in lieu thereof in an amount equal to such fraction multiplied by $19.00.

         2.4 ALLOCATION OF CONSIDERATION. The parties agree that they will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the reasonable allocation (if any) of the Consideration made by Newco or UniCapital following the Closing.

         2.5 EARN-OUT CONSIDERATION.

                  (a) If the consolidated earnings before taxes (the "EBT") of Newco, for the twelve months ending December 31, 1998, increased by amounts in respect of those items set forth on Schedule 2.5 that affected net income during the period from January 1, 1998 through the Closing Date and decreased by the amount of UniCapital corporate overhead allocated to Newco for the period from the Closing Date through December 31, 1998 (the "Adjusted 1998 EBT"), exceeds the consolidated EBT of Newco for the twelve months ending December 31, 1997, inclusive of the add-backs set forth on Schedule 2.5 ("Adjusted 1997 EBT"), then the

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Partners shall be entitled to receive one-half of the difference between the
Adjusted 1998 EBT and the Adjusted 1997 EBT.

                  (b) If the consolidated EBT of Newco for the year ending December 31, 1999, adjusted for the amount of UniCapital corporate overhead allocated to Newco (the "Adjusted 1999 EBT", and together with Adjusted 1997 EBT and Adjusted 1998 EBT, the "Newco EBT"), exceeds the greater of Adjusted 1998 EBT and Adjusted 1997 EBT, then the Partners shall be entitled to receive one-half of the difference between (i) the Adjusted 1999 EBT and (ii) the greater of the Adjusted 1998 EBT and the Adjusted 1997 EBT.

                  (c) The EBT of Newco for the years ending December 31, 1998 and December 31, 1999 shall be computed using generally accepted accounting principles and practices as applied in the audited financial statements of UniCapital included in the Registration Statement. The allocation of UniCapital overhead shall be made on a pro rata basis applied consistently among UniCapital subsidiaries. To the extent gain-on-sale treatment was accorded any Lease, whether in the add-backs set forth on Schedule 2.5 or in any year, income from the payment stream on such Lease shall not be included in Newco EBT for any subsequent year.

                  (d) The amounts (if any) that the Partners become entitled to receive pursuant to Sections 2.5(a) and/or 2.5(b) are referred to herein as the "Earn-Out Consideration." The Earn-Out Consideration shall be paid in shares of UniCapital Stock, valued at the average of the closing prices per share of UniCapital Stock for the 20 trading days preceding December 31 of the year to which the portion of Earn-Out Consideration in question applies.

                  (e) Newco EBT shall be determined within forty-five days following December 31 of such year.

                  (f) Notwithstanding anything in this Section 2.5 to the contrary, if the Partners dispute the determination of Newco EBT, then the Partners' Representative shall notify Newco and UniCapital in writing of such dispute and specify the amount thereof within 20 business days after notification of the determination of Newco EBT. If UniCapital, Newco and the Partners' Representative cannot resolve any such dispute which would affect the Earn-Out Consideration, then such dispute shall be resolved by an Independent Accounting Firm (as defined in Section 3.2). The Independent Accounting Firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to Price Waterhouse LLP in connection with the transactions contemplated hereby, or (ii) reviewed by Price Waterhouse LLP during the course of determining Newco EBT. The determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding upon the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. The costs of the Independent Accounting Firm shall be borne by the party (either UniCapital and Newco or the Partners collectively) whose determination of Newco EBT was further from the determination of the Independent Accounting Firm. Pending resolution of any such dispute by the Independent

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Accounting Firm, only the amount of the Earn-Out Consideration as determined by
Price Waterhouse LLP shall be paid by Newco, or by UniCapital, on behalf of and at the direction of Newco. Once Newco EBT is finally determined, the Earn-Out Consideration attendant thereto not previously paid, if any, shall be paid in accordance with this Section 2.5; provided that in the event the Partners' determination of EBT was closer to the determination of the Independent Accounting Firm than UniCapital's determination of EBT, the Partners shall receive such Earn- Out Consideration, plus interest which shall accrue at the rate of 10% per annum on any such Earn-Out Consideration that is resolved in the Partners' favor from the date the Earn-Out Consideration was first payable to the date on which the Earn-Out Consideration is received by the Partners.

                  (g) Any Earn-Out Consideration paid by UniCapital shall be treated as additional consideration paid by UniCapital for the Partnership Interests.


3. POST-CLOSING ADJUSTMENT; PARTNERS' REPRESENTATIVE

         3.1 COMPUTATION. As soon as practicable, but in any event within 30 days after the Closing, UniCapital or Newco shall engage Price Waterhouse LLP to prepare, in accordance with generally accepted accounting principles ("GAAP") and consistent with previous practice, a balance sheet of the Partnership (the "Closing Date Balance Sheet") as of the end of business on the day prior to the Closing Date (as defined in Section 5). If (i) (a) the Partnership's net worth as shown on the Closing Date Balance Sheet plus (b) $2,778,750 to adjust for the distribution of cash made by the Partnership to the Partners on or about January 15, 1998 is less than (ii) the Partnership's net worth as shown on the balance sheet of the Partnership as at December 31, 1997 as audited by Price Waterhouse LLP, then, subject to Section 3.2, commencing 10 business days after delivery of the Closing Date Balance Sheet to UniCapital and Newco, the aggregate Consideration shall be adjusted downward dollar-for-dollar in the amount of any such deficiency (the "Net Worth Deficiency"). Upon determination of the Net Worth Deficiency, Newco, or UniCapital on behalf of Newco, shall be entitled to recover from the Indemnity Escrow pursuant to Article 4 that portion of the Net Worth Deficiency which does not exceed one-half of the balance of the Indemnity Escrow. For any amount by which the Net Worth Deficiency exceeds one-half of the balance of the Indemnity Escrow, the Partners shall immediately return to Newco, or UniCapital on behalf of Newco, that number of shares of UniCapital Stock whose value (based on the IPO price of the UniCapital Stock) equals the amount by which the Net Worth Deficiency exceeds one-half of the balance of the Indemnity Escrow. At its sole and exclusive option, and at any time or from time to time after the determination of any Net Worth Deficiency, Newco, or UniCapital on behalf of Newco, shall be entitled to recover from the Indemnity Escrow pursuant to Article 4 all or any portion of the amount of the Net Worth Deficiency.

         3.2 DISPUTES. Notwithstanding anything in this Article 3 to the contrary, if there is any Net Worth Deficiency and the Partners dispute any item contained on the Closing Date

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Balance Sheet, then the Partners' Representative (as defined below) shall notify
Newco and UniCapital in writing of each disputed item (collectively, the "Disputed Amounts") and specify the amount thereof in dispute within 10 business days after the delivery of the Closing Date Balance Sheet to the Partners. If Newco, UniCapital and the Partners' Representative cannot resolve any such dispute relating to the Net Worth Deficiency, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to Newco, UniCapital and the Partners' Representative (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between Newco or UniCapital and the Partners so that the Partners' aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts unsuccessfully contested by the Partners' Representative (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts so submitted to the Independent Accounting Firm. Pending resolution of any such dispute by the Independent Accounting Firm, no such Disputed Amount shall be due to Newco or UniCapital. Once any such Disputed Amount is finally determined to be due to Newco or UniCapital, Newco or UniCapital may proceed to recover such amount in the manner set forth in Section 3.1.

         3.3 PARTNERS' REPRESENTATIVE. (a) Each Partner, by signing this Agreement, designates Allan Z. Gilbert (or, in the event that Allan Z. Gilbert is unable or unwilling to serve or resigns, Mark F. Cignoli) to be such Partners' representative for purposes of this Agreement (the "Partners' Representative"). The Partners shall be bound by any and all actions taken by the Partners' Representative on their behalf.

                  (b) UniCapital and Newco shall be entitled to rely upon any communication or writing given or executed by the Partners' Representative. All communications or writings to be sent to Partners pursuant to this Agreement may be addressed to the Partners' Representative and any communication or writing so sent shall be deemed notice to all of the Partners hereunder. The Partners hereby consent and agree that the Partners' Representative is authorized to accept deliveries, including any notice, on behalf of the Partners pursuant hereto.

                  (c) The Partners' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Partner, with full power in his name and on his behalf to act according to the terms of this Agreement in the absolute discretion of the Partners' Representative, and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with
Article 12 of this Agreement. This power of attorney and all authority hereby conferred is granted subject to and coupled with the interest of such Partner and the other Partners hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be

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terminated by any act of any Partner, by operation of law, whether by such
Partner's death or any other event.

                  (d) Notwithstanding the foregoing, the Partners' Representative shall inform each Partner of all notices received, and of all actions, decisions, notices and exercises of any rights, power or authority proposed to be done, given or taken by such Partners' Representative, and shall act as directed by the Partners holding a majority interest in the Escrow Property (as defined in Section 4.1(c)).

4. INDEMNITY ESCROW

         4.1 CREATION OF ESCROW.

                  (a) At the Closing, as collateral security for the payment of any indemnification obligations of the Partners pursuant to Sections 12.1 and
12.2 hereof and for the payment of amounts due pursuant to Article 3 hereof, eighteen percent (18%) of the number of shares of UniCapital Stock issuable to each Partner as part of the Closing Date Consideration in accordance with Annex I, rounded up to the nearest whole share (the "Escrow Shares") shall be delivered to UniCapital's Transfer Agent as indemnity escrow agent (the "Indemnity Escrow Agent").

                  (b) The Escrow Shares shall include all cash and non-cash dividends and other property at any time received or otherwise distributed in respect of or in exchange for any or all of the Escrow Shares, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property (referred to together as the "Escrow Property"), except as provided in
Section 4.3.

         4.2 DURATION AND TERMS. The Escrow Property shall be held and disbursed by the Indemnity Escrow Agent in accordance with the terms of an Indemnity Escrow Agreement substantially in the form attached hereto as Annex II. The Indemnity Escrow Agent shall hold the Escrow Property pursuant to the Indemnity Escrow Agreement until the later of: (a) the first anniversary of the Closing Date; or (b) the resolution of any claim for indemnification or payment that is pending on the first anniversary of the Closing Date, but only to the extent of the amount of such pending claim.

         4.3 VOTING AND INVESTMENT. The Partners shall be entitled to exercise all voting powers incident to the Escrow Property held by the Indemnity Escrow Agent as their nominee, but shall not be entitled to exercise any investment or dispositive powers over such Escrow Property. The Escrow Property that is cash, if any, shall be invested from time to time by the Indemnity Escrow Agent as provided in the Indemnity Escrow Agreement.

5. CLOSING; CLOSING DATE

         5.1 CLOSING. Concurrently with the consummation of the sale of the shares of UniCapital Stock pursuant to the underwriting agreement relating to the offer and sale of shares of UniCapital Stock in the IPO (the "Underwriting Agreement"), the parties hereto shall take all actions necessary to effect the sale and purchase of the Partnership Interests and to effect delivery of shares referred to in Article 2 hereof (hereinafter referred to as the "Closing").

         5.2 CLOSING DATE; LOCATION. The Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178. The date on which the Closing shall occur shall be referred to as the "Closing Date."


6. REPRESENTATIONS AND WARRANTIES OF THE PARTNERS

         As of the date hereof and as of the Closing Date, each Partner jointly and severally, represents and warrants to UniCapital and Newco, as follows:

         6.1 EXISTENCE. The Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and except as set forth on Schedule 6.1 is duly qualified to do business and is in good standing as a foreign partnership in each jurisdiction where the conduct of its business requires it to be so qualified. The Partnership has delivered to UniCapital a true, complete and correct copy of its partnership agreement. The Partnership is not in violation of its partnership agreement.

         6.2 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Partnership has the full legal right, requisite power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Partnership has been duly authorized by the Partners and no further action is necessary to authorize this Agreement and the performance of the transactions contemplated hereby. This Agreement has been, and the other agreements, documents and instruments required to be delivered by the Partnership in accordance with the provisions hereof (the "Partnership Documents") will be, duly executed and delivered on behalf of the Partnership by duly authorized representatives of the Partnership, and this Agreement constitutes, and the Partnership Documents when executed and delivered will constitute, the legal, valid and binding obligations of the Partnership, enforceable against it in accordance with its terms.

         6.3 AUTHORITY; OWNERSHIP. Except as set forth on Schedule 6.3, each Partner has the full legal right, power and authority to enter into this Agreement. Except as set forth on Schedule 6.3, upon the date of this Agreement and as of the Closing Date, each Partner owns and will own that percentage of the Partnership Interests set forth on Annex I as being held by such Partner free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. As a result of the transactions contemplated hereby,

Newco will be the record and beneficial owner of 100% of the Partnership Interests, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind.

         6.4 VALIDITY OF CONTEMPLATED TRANSACTIONS. Except as set forth on
Schedule 6.4, the execution, delivery and performance of this Agreement by the Partnership and each Partner does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which the Partnership or any Partner is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to the Partnership or any Partner, or
(c) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which the Partnership or any Partner is a party, by which the Partnership or any Partner may have rights or by which any of the properties or assets of the Partnership may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Partnership thereunder. Except as aforesaid and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by the Partnership or any Partner.

         6.5 PARTNERSHIP INTERESTS. Schedule 6.5 sets forth all of the outstanding Partnership Interests of the Partnership and the holders thereof.

         6.6 NO BONUS INTERESTS. No portion of any Partnership Interest was issued pursuant to any awards, grants or bonuses.

         6.7 BOOKS OF ACCOUNT. The books, records and accounts of the Partnership accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Partnership. The Partnership has not engaged in any transaction, maintained any bank account or used any of the funds of the Partnership except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

         6.8 SUBSIDIARIES. Schedule 6.8 lists the name of each Partnership subsidiary (each a "Partnership Subsidiary"). Except as set forth in Schedule 6.8, neither the Partnership nor any Partnership Subsidiary currently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, any securities convertible into capital stock or any other equity interest in any corporation, association or other business entity. Except as set forth on
Schedule 6.8, neither the Partnership nor any Partnership Subsidiary is, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

         6.9 PREDECESSOR STATUS; ETC. Schedule 6.9 lists all names of all predecessor companies of the Partnership and each Partnership Subsidiary, including the names of all entities from whom the Partnership previously acquired assets representing all or substantially all of the assets of that entity. Except as set forth on Schedule 6.9, the Partnership has never been a subsidiary or division of another corporation or been a part of an acquisition which was later rescinded.

         6.10 SPIN-OFFS. Since December 31, 1995, there has not been any sale or spin-off of significant assets of the Partnership or the Partnership Subsidiary other than in the ordinary course of business.

         6.11 NO THIRD-PARTY OPTIONS. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any properties, assets or rights of the Partnership or any interest therein.

         6.12 FINANCIAL STATEMENTS. Attached hereto as Schedule 6.12 are copies of the consolidated balance sheets of the Partnership at December 31, 1997 (the "Audited Balance Sheet Date") and the related statements of income, cash flows and changes in partners' equity for the fiscal year then ended, audited by Price Waterhouse LLP, and the consolidated balance sheets of the Partnership at December 31, 1996 and December 31, 1995, and the related statements of income, cash flows and changes in partners' equity for the fiscal years then ended, certified by Kennedy, Hentoff & Patterson, LLP, Certified Public Accountants, the Partnership's independent public accountants, together with the report of such independent public accountants thereon (collectively the "Audited Financial Statements"). All of the Audited Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. All of the balance sheets included in the Audited Financial Statements, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Partnership at the dates indicated and such statements of income, cash flows and changes in Partners' equity fairly present the results of operations, cash flows and changes in Partners' equity of the Partnership for the periods indicated.

         6.13 LIABILITIES AND OBLIGATIONS.

                  (a) Attached hereto as Schedule 6.13 is an accurate list, as of a date not more than two days prior to the date of this Agreement, of: (i) all liabilities of the Partnership and each of its Subsidiaries which are reflected on the audited consolidated balance sheet as of the Audited Balance Sheet Date included in the Audited Financial Statements; (ii) all liabilities incurred thereafter other than in the ordinary course of business; (iii) all material liabilities incurred thereafter in the ordinary course of business; and
(iv) all liabilities (A) incurred as of the Audited Balance Sheet Date that are not reflected on the audited consolidated balance sheet as of the Audited Balance Sheet Date and (B) all liabilities incurred thereafter that would not have been so reflected had such liabilities been incurred as of the Audited Balance Sheet Date or incurred thereafter that are not reflected on such balance sheet. Each of the foregoing liabilities that has not heretofore been paid or discharged is so noted on Schedule 6.13. For purposes of this

Agreement, "liabilities" means liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise.

                  (b) For each such liability for which the amount is not fixed or is contested, Schedule 6.13 shall include a summary description of the liability, together with copies of all relevant non-privileged documentation relating thereto, detail of all amounts claimed and any other action or relief sought, the names of the claimant and all other parties to the claim, suit or proceeding, the name of each court or agency before which such claim, suit or proceeding is pending, the date such claim, suit or proceeding was instituted, and a best estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero. On the Closing Date, the Partnership shall deliver, and cause its accountants, outside counsel and other representatives or agents to deliver, copies of all privileged documents related to liabilities as listed on Schedule 6.13.

                  (c) All of the liabilities reflected on the audited consolidated balance sheet included in the Audited Financial Statements arose only out of or were incurred only in connection with the conduct of the business of the Partnership. Except as set forth on Schedule 6.13 and except for liabilities not required to be set forth thereon pursuant to Section 6.13(a), the Partnership has no liabilities or obligations with respect to its business, whether direct or indirect, matured or unmatured, absolute contingent or otherwise, and there is no condition, situation or set of circumstances which would reasonably be expected to result in any such liability.

         6.14 ACCOUNTS AND NOTES RECEIVABLE. Attached hereto as Schedule 6.14 is a complete and accurate list, as of a date not more than two days prior to the date of this Agreement, of the accounts and notes receivable of the Partnership (including, without limitation, receivables from and advances to employees and Partners) other than those arising out of Leases (collectively, the "Accounts Receivable"). Schedule 6.14 includes an aging of all Accounts Receivable showing amounts due in 30-day aging categories. On the Closing Date, the Partners will deliver to UniCapital a complete and accurate list, as of a date not more than two days prior to the Closing Date, of the Accounts Receivable. All Accounts Receivable represent valid obligations arising from bona fide business transactions in the ordinary course of business consistent with past practice. The Accounts Receivable are, and as of the Closing Date will be, collectible net of any respective reserves shown on the Partnership's books and records (which reserves are adequate and calculated consistent with past practice). Subject in the case of Accounts Receivable reflected on the Partnership's balance sheet to such reserves reflected on such balance sheet, each of the Accounts Receivable will be collected in full within ninety days after the day on which it first became due and payable. There is no contest, claim, counterclaim, defense or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of any Account Receivable relating to the amount or validity of such Account Receivable. The allowance for collection losses on the Audited Financial Statements has been determined in accordance with GAAP consistent with past practice.

         6.15 PERMITS. Each material Permit, together with the name of the Governmental Entity issuing such Permit, is set forth on Schedule 6.15. Such Permits are valid and in full force and effect and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. Upon consummation of such transactions, Newco will have all of the Partnership's right, title and interest in the Permits.

         6.16 REAL AND PERSONAL PROPERTY. Attached hereto as Schedule 6.16 is an accurate list, including substantially complete descriptions as of the Audited Balance Sheet Date, of all the real and personal property (which in the case of personal property had an original cost in excess of $25,000) owned or leased by the Partnership (including its Partnership Subsidiaries) where the Partnership or its Subsidiary is a lessee or sublessee, including true and correct copies of leases for equipment and properties on which are situated buildings, warehouses and other structures used in the operation of the business of the Partnership (including its Partnership Subsidiaries) and including an indication as to which assets were formerly owned by any Partner or affiliate (which term, as used herein, shall have the meaning ascribed thereto in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of the Partnership. Except as set forth on Schedule 6.16, all of the Partnership's buildings, leasehold improvements, structures, facilities, equipment and other material items of tangible property and assets are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Authorizations relating to their construction, use and operation. All leases set forth on Schedule 6.16 have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Partnership (or its Partnership Subsidiaries) and, to the knowledge of the Partners, no other party to any such lease is in default thereunder and such leases constitute the legal, valid and binding obligations of such other parties. All fixed assets used by the Partnership (including its Partnership Subsidiaries) in the operation of its business are either owned by the Partnership (or its Partnership Subsidiaries) or leased under an agreement set forth on Schedule 6.16. The Partnership and the Partners have heretofore delivered to UniCapital copies of all title reports and title insurance policies received or held by the Partnership (including its Partnership Subsidiaries). The Partnership and the Partners have indicated on Schedule 6.16 a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business to which management of the Partnership (or its Partnership Subsidiaries) has devoted any significant effort or expenditure in the two-year period prior to the date of this Agreement which, if pursued by the Partnership (or its Partnership Subsidiaries) would require additional expenditures of significant efforts or capital.

         6.17 CONTRACTS AND COMMITMENTS. Schedule 6.17 sets forth an accurate, correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of the Partnership other than Leases (the "Contracts"), to which the Partnership is a party or is bound, or by which any of its assets are bound, and which involve any:

                  (a) agreement, contract, commitment, arrangement or understanding with any present or former employee or consultant or for the employment of any person, including any consultant;

                  (b) agreement, contract, commitment, arrangement or understanding for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $10,000 or more;

                  (c) agreement, contract, commitment, arrangement or understanding to sell or supply products or to perform services involving in any one case $10,000 or more;

                  (d) agreement, contract, commitment, arrangement or understanding containing minimum requirements or "take or pay" provisions;

                  (e) agreement, contract, commitment, arrangement or understanding not otherwise listed on Schedule 6.17 and continuing over a period of more than six months from the date hereof or exceeding $10,000 in value;

                  (f) distribution, dealer, representative or sales agency agreement, contract, commitment, arrangement or understanding;

                  (g) agreement, contract, commitment, arrangement or understanding containing a provision to indemnify any person or entity or assume any tax, environmental or other liability;

                  (h) agreement, contract, commitment, arrangement or understanding with federal, state, local, regulatory or other governmental entities;

                  (i) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

                  (j) agreement, contract, commitment, arrangement or understanding for any charitable or political contribution;

                  (k) agreement, contract, commitment, arrangement or understanding for any capital expenditure or leasehold improvement in excess of $10,000;

                  (l) agreement, contract, commitment, arrangement or understanding limiting or restraining the Partnership or any successor thereto, or to the knowledge of the Partnership and each Partner, any employee of the Partnership or any successor thereto, from engaging or competing in any manner or in any business;

                  (m) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Partnership;

                  (n) agreement, contract, commitment, arrangement or understanding to which the Partnership, on the one hand, and any affiliate, officer, director or partner of the Partnership, on the other hand, are parties; or

                  (o) material agreement, contract, commitment, arrangement or understanding not made in the ordinary course of business.

Each of the Contracts listed on Schedule 6.17, or not required to be listed therein because of the amount thereof, is valid and enforceable in accordance with its terms; the Partnership is, and to the knowledge of the Partnership and each Partner, all other parties thereto are, in compliance with the provisions thereof. The Partnership is not, and to the knowledge of the Partnership and each Partner, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. None of the rights of the Partnership under any Contract will be impaired by the consummation of the transactions contemplated hereby, and all such rights will be enforceable by Newco after the Closing Date without the consent or agreement of any other party. The Partnership has delivered accurate and complete copies of each Contract to UniCapital. No Contract obligates any party to obtain any consent in connection with the transactions contemplated hereby.

         6.18 GOVERNMENT CONTRACTS. The Partnership is not now nor has it ever been a party to any contract with any Governmental Entity subject to price redetermination or renegotiation.

         6.19 TITLE TO REAL PROPERTY. The Partnership has good and insurable title to all real property owned and used in its business, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

                  (a) liens, if any, reflected on Schedules 6.13 and 6.16 as securing specified liabilities (with respect to which no material default exists);

                  (b) liens for current taxes and assessments not yet due or in default;

                  (c) easements for utilities serving the property only; and

                  (d) easements, covenants and restrictions and other exceptions to title shown of record in the offices of the county clerks in which the properties, assets and leasehold estates are located which, in UniCapital's sole judgment, do not adversely affect UniCapital's intended use of such properties.

         6.20 INSURANCE. The assets, properties and operations of the Partnership are insured under various policies of general liability and other forms of insurance, all of which are described in Schedule 6.20, which discloses for each policy the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which, in relation to the business and assets of the Partnership, are consistent with normal or customary industry practice and all premiums due to date have been paid in full. The Partnership has not been refused any insurance, nor has the Partnership's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. Schedule 6.20 also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of the Partnership.

         6.21 EMPLOYEES. Schedule 6.21 contains the following with respect to the Partnership:

                  (a) a list of all employees of the Partnership (including name, title and position);

                  (b) each such employee's length of service; and

                  (c) the compensation (including terms of payment, bonuses, commissions and deferred compensation, as well as any benefits) of each such employee.

Except as disclosed on Schedule 6.21: (i) there have not been in the past five years and, to the knowledge of the Partnership and the Partners, there are not pending, any labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (ii) there are and have been no unresolved violations of any Laws of any Governmental Entity respecting the employment of any employees; (iii) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Partnership and the Partners, threatened before the National Labor Relations Board or similar body in any foreign country; (iv) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations; (v) the employees of the Partnership are not covered by any collective bargaining agreement; (vi) the Partnership has provided or will timely provide prior to Closing all notices required by law to be given prior to Closing to all local, state, federal or national labor, wage-payment, equal employment opportunity, unemployment insurance and related agencies; (vii) the Partnership has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses; and (viii) the transactions contemplated by this Agreement will not create liability under any Laws of any Governmental Entity respecting reductions in force or the impact on employees on plant closing or sales of businesses. All employees of the Partnership are legally able to work in the United States.

         6.22 EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. Schedule 6.22 sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees or directors of the Partnership. "Benefit Plan" means each "employee pension benefit plan" (as defined in Section 3(3) of ERISA, hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA, hereinafter a "Welfare Plan") and each other plan or arrangement (written or oral) relating to deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by the Partnership or its affiliates or any other person or entity that, together with the Partnership, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Partnership, a "Commonly Controlled Entity") for the benefit of any present or former officer, employee or director. The Partnership has no intent or commitment to create any additional Benefit Plan or amend any Benefit Plan so as to increase benefits thereunder. The Partnership has not created any Benefit Plan or declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement. A current, accurate and complete copy of each Benefit Plan has been made available to UniCapital. Except as disclosed on Schedule 6.22:

                  (a) each Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements of ERISA applicable to such Benefit Plan;

                  (b) each Pension Plan which is intended to be qualified under
Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the Partnership and the Partners, no condition exists that would adversely affect any such determination;

                  (c) neither any Benefit Plan, nor the Partnership, nor any Commonly Controlled Entity, nor any trustee or agent has been or is presently engaged in any prohibited transactions as defined by Section 406 of ERISA or
Section 4975 of the Code for which an exemption is not applicable which could subject the Partnership to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA;

                  (d) there is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; to the knowledge of the Partnership and the Partners, no condition exists which could subject the Partnership to a penalty under Section 4071 of ERISA;

                  (e) neither the Partnership nor any Commonly Controlled Entity is or has ever been party to any "multi-employer plan," as that term is defined in Section 3(37) of ERISA;

                  (f) true and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Benefit Plan (if any such report was required by applicable law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Pension Plan have been provided to UniCapital;

                  (g) with respect to each Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of the Partnership and the Partners, threatened against any Benefit Plan, the Partnership, any Commonly Controlled Entity or any trustee or agent of any Benefit Plan; and

                  (h) with respect to each Benefit Plan to which the Partnership or any Commonly Controlled Entity is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code.

                  (i) Except as set forth in Schedule 6.22:

                           (i) there is no outstanding liability (except for
premiums due) under Title IV of ERISA with respect to any Pension Plan;

                           (ii) neither the Pension Benefit Guaranty Corporation
nor the Partnership, nor any Commonly Controlled Entity has instituted proceedings to terminate any Pension Plan and the Pension Benefit Guaranty Corporation has not informed the Partnership of its intent to institute proceedings to terminate any Pension Plan;

                           (iii) full payment has been made of all amounts which
the Partnership or any Commonly Controlled Entity was required to have paid as a contribution to the Pension Plans as of the last day of the most recent fiscal year of each of the Pension Plans ended prior to the date of this Agreement, and none of the Pension Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Pension Plan ended prior to the date of this Agreement;

                           (iv) to the knowledge of the Partnership and the
Partners, the actuarial assumptions utilized, where appropriate, in connection with determining the funding of each Pension Plan which is a defined benefit pension plan (as set forth in the actuarial report for such Pension Plan) are reasonable. Copies of the most recent actuarial reports have been furnished to UniCapital. Based on such actuarial assumptions, as of the Audited Balance Sheet Date, the fair market value of the assets or properties held under each such Pension Plan exceeds the actuarially determined present value of all accrued benefits of such Pension Plan (whether or not vested) determined on an ongoing Pension Plan basis;

                           (v) each of the Benefit Plans is, and its
administration is and has been during the six-year period preceding the date of this Agreement, in substantial compliance with, and the Partnership has not received any claim or notice that any such Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including without limitation, to the extent applicable, the requirements of ERISA;

                           (vi) neither the Partnership nor any Commonly
Controlled Entity is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract;

                           (vii) there are no material outstanding liabilities
of any Benefit Plan other than liabilities for benefits to be paid to participants in the Benefit Plans and their beneficiaries in accordance with the terms of the Benefit Plans;

                           (viii) each Benefit Plan may be amended or modified
by the Partnership or the applicable Commonly Controlled Entity at any time without liability except under any defined pension benefit plan;

                           (ix) no Benefit Plan other than a Pension Plan,
retiree medical plan or severance plan provides benefits to any individual after termination of employment;

                           (x) the consummation of the transactions contemplated
by this Agreement will not (in and of itself): (A) entitle any employee of the Partnership to severance pay, unemployment compensation or any other payment;
(B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (C) result in any liability under Title IV of ERISA; (D) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or
(E) result (either alone or in conjunction with any other event) in the payment or series of payments by the Partnership or any of its affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code;

                           (xi) with respect to each Benefit Plan that is funded
wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no liability of the Partnership or any Commonly Controlled Entity under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date;

                           (xii) (A) each Benefit Plan that constitutes a
"Welfare Plan," within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by the Partnership or any Commonly Controlled Entity as deductions under any provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction;

                                 (B) with respect to any welfare benefit fund
(within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code; and

                                 (C) all welfare benefit funds intended to be
exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination; and

                           (xiii) all benefit plans outside of the United
States, if any (the "Foreign Plans"), are in compliance with all applicable laws and regulations and have been operated in accordance with the plans' respective terms. There are no material unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Closing Date have been made or will be made prior to the Closing Date.

         6.23 COMPLIANCE WITH LAW; AUTHORIZATIONS. The Partnership has complied with each, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign ("Regulations"), to which the Partnership's business, operations, assets or properties is subject. The Partnership owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by the Partnership in the conduct of the business of the Partnership, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described in Schedule 6.23. The Partnership is not in default, nor has the Partnership received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No Partner and no director, officer, employee or former employee of the Partnership or any affiliates of the Partnership, or any other person, firm or corporation, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Partnership owns, possesses or uses in the operation of the business of the Partnership as now or previously conducted.

         6.24 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 6.24, no Partner and no director, officer or employee of the Partnership, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement or understanding, business arrangement or relationship with the Partnership.

         6.25 LITIGATION. (a) No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Partnership and the Partners, threatened against the Partnership or which relates to the transactions contemplated by this Agreement.

                  (b) Except as set forth on Schedule 6.25, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Partnership and the Partners, threatened against the Partnership or which relates to the Partnership

                  (c) Neither the Partnership nor any Partner knows of any reasonably likely basis for any litigation, arbitration, investigation or proceeding referred to in Sections 6.25(a) or (b).

                  (d) The Partnership is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority.

         6.26 RESTRICTIONS. The Partnership is not a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as the Partnership or any of the Partners can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Partnership after consummation of the transactions contemplated hereby.

         6.27 TAXES. All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Partnership (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (each, a "Tax," and collectively, the "Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of the Partnership for Taxes for the periods, property or events covered thereby. All Taxes, including without limitation those which are called for by the Tax Returns, required to be paid, withheld or accrued by the Partnership and any deficiency assessments, penalties and interest have been timely paid, withheld or accrued. The accruals for Taxes contained in the Interim Balance Sheet are adequate to cover the Tax liabilities of the Partnership as of that date and include adequate provision for all deferred Taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. The Partnership's Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Partnership's Tax books and records. The Partnership is not nor has it any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and the Partnership has not assumed any Tax liability of any other person or entity under contract. The Partnership has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against the Partnership or any of its assets or properties. The Partnership has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately following the Closing there will be) no Liens (other than any Lien for current Taxes not yet due and payable) on any of the assets or properties of the Partnership relating to or attributable to Taxes. To the knowledge of the Partnership and the Partners, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Partnership or otherwise have an adverse effect on the Partnership or its business, operations, assets, properties, prospects or condition (financial or otherwise). Neither the Partnership nor the Partners have any knowledge of any basis for any additional assessment of any Taxes. All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Partnership have been fully and properly paid, withheld, accrued or recorded. All Taxes required to be withheld by the Partnership or any Partnership Subsidiary, including, but not limited to, Taxes arising as a result of payments (or amounts allocable to foreign partners or foreign persons), have been fully and properly paid, withheld, accrued or recorded. There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Partnership that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code. Two correct and complete copies of (a) all Tax examinations, (b) all extensions of statutory limitations and (c) all federal, state and local income tax returns and franchise tax returns of the Partnership (including, if filed separately, its Subsidiaries) for the last five fiscal years, or such shorter period of time as any of them shall have existed, have heretofore been delivered by the Partnership and the Partners to UniCapital. The Partnership currently utilizes the accrual method of accounting for income tax purposes and has not changed its method of accounting for income tax purposes in the past five years. The Partnership qualifies (and has since the date of its formation qualified) to be treated as a partnership for federal income tax purposes and none of the Partnership, or any Partner or any taxing authority has taken a position inconsistent with such treatment. No Partner is a "foreign person" within the meaning of Section 1445 of the Code and each Partner will furnish UniCapital and Newco with a FIRPTA Certificate in the form of Annex IV hereto as a condition to closing.

         6.28 INTELLECTUAL PROPERTY MATTERS.

                  (a) The Partnership has not utilized or does not currently utilize any patent, trademark, trade name, service mark, copyright, software, trade secret or know-how except for those listed on Schedule 6.28 (the "Intellectual Property"), all of which are owned by the Partnership free and clear of any liens, claims, charges or encumbrances. The Intellectual Property constitutes all such assets, properties and rights which are used or held for use in, or are necessary for, the conduct of the business of the Partnership.

                  (b) There are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property or products or services of the Partnership.

                  (c) The Partnership does not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the Partnership and the Partners, threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by the Partnership. None of the Intellectual Property is subject to any outstanding order, decree or judgment. The Partnership has not agreed to indemnify any person or entity for or against any infringement of or by the Intellectual Property.

                  (d) No present or former employee of the Partnership and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which the Partnership owns, possesses or uses in its operations as now or heretofore conducted. Schedule 6.28(d) lists all confidentiality or non-disclosure agreements currently in force and effect to which the Partnership or any of its employees is a party.

                  (e) Schedule 6.28(e) sets forth a complete and accurate list of all items of Intellectual Property duly registered in, filed in or issued by the United States Copyright Office or the United States Patent and Trademark Office, any offices in the various states of the United States and any offices in other jurisdictions.

                  (f) All rights of the Partnership in the Intellectual Property shall vest in Newco pursuant to the transactions contemplated hereby without any consent or other approval.

                  (g) All Intellectual Property in the form of computer software that is utilized by the Partnership in the operations of its business is capable of processing date data between and within the twentieth and twenty-first centuries, or can be rendered capable of processing such data within six months by the expenditure of no more than $2,000.00.

         6.29 COMPLETENESS; NO VIOLATIONS. The certified copy of the Partnership Agreement, as amended to date, of the Partnership, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or which have been delivered or otherwise made available to UniCapital in connection with the transactions contemplated hereby, are complete and correct; neither the Partnership (including the Partnership Subsidiaries) nor, to the knowledge of the Partners, any other party to any of the foregoing is in material default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of the Partnership (including its Partnership Subsidiaries) thereunder will not be materially and adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not result in a material violation or breach or constitute a material default under any of the terms or provisions thereof. Except as set forth on Schedule 6.29, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

         6.30 EXISTING CONDITION. Except as described in Schedule 6.30, since the Audited Balance Sheet Date, the Partnership has not:

                  (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

                  (b) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, except for the sales in the ordinary course of business consistent with past practice, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of the Partnership or any interest therein;

                  (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except in the ordinary course of business consistent with past practice;

                  (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, except in the ordinary course of business consistent with past practice;

                  (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its shares of capital stock or other ownership interests;

                  (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $25,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

                  (g) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise), other than as directly caused by adverse economic conditions not specific to, or having an extraordinary impact upon, the Partnership;

                  (h) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

                  (i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $25,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

                  (j) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

                  (k) changed any of the accounting principles followed by it or the methods of applying such principles;

                  (l) entered into any transaction other than in the ordinary course of business consistent with past practice;

                  (m) changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

                  (n) agreed to take any of the actions referred to above.

         6.31 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Attached hereto as Schedule
6.31 is an accurate list, as of the date of this Agreement, of:

                  (a) the name of each financial institution in which the Partnership (including the Partnership Subsidiaries) has accounts or safe deposit boxes;

                  (b) the names in which the accounts or boxes are held;

                  (c) the type of account;

                  (d) the name of each person authorized to draw thereon or have access thereto; and

                  (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Partnership and a description of the terms of such power.

         6.32 ENVIRONMENTAL MATTERS. (a) The Partnership has secured, and is in compliance with, all Environmental Permits, with respect to any premises on which its business is operated, all of which Environmental Permits shall vest in Newco upon consummation of the transactions contemplated hereby. The Partnership is in compliance with all Environmental Laws.

                  (b) Neither the Partnership nor Partner has received any communication from any Governmental Entity that alleges that the Partnership is not in compliance with any Environmental Laws or Environmental Permits.

                  (c) The Partnership has not entered into or agreed to any court decree or order, and the Partnership is not subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

                  (d) No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the Partnership and the Partners, threatened to or against any assets or properties of the Partnership pursuant to any Environmental Law.

                  (e) There has been no treatment, storage, disposal or release of any Hazardous Substance on any property owned, operated or leased by the Partnership.

                  (f) The Partnership has not received a CERCLA 104(e) information request nor has it been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening.

                  (g) There are no aboveground tanks or underground storage tanks on, under or about any property owned, operated or leased by the Partnership and any former aboveground or underground tanks on any property owned, operated or leased by the Partnership have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

                  (h) There are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment on, under or about any property owned, operated or leased by the Partnership and there are no such articles, containers or equipment containing PCBs, and there is no asbestos containing material in a condition or location currently constituting a violation of any Environmental Law at, on, under or within any property owned, operated or leased by the Partnership.

                  (i) The Partnership and the Partners have provided to UniCapital true and complete copies of, or access to, all written environmental assessment materials and reports in their possession that have been prepared by or on behalf of the Partnership during the past five years.

         6.33 NO ILLEGAL PAYMENTS. The Partnership has not and, to the knowledge of the Partnership and the Partners, no affiliate, officer, agent or employee thereof, directly or indirectly, has, during the past five years, on behalf of or with respect to the Partnership or any affiliate thereof, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Partnership or any affiliate thereof or any such officer, agent or employee should have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) made any payment to any person or entity, or agent or employee thereof, in connection with any Lease (as hereinafter defined) to induce such person or entity to enter into a Lease transaction, (e) had any transactions or payments related to the Partnership which are not recorded in their accounting books and records or (f) had any off-book bank or cash accounts or "slush funds" related to the Partnership.

         6.34 LEASES. Schedule 6.34 hereto sets forth the Partnership's lease financing arrangements as of the Audited Balance Sheet Date (which, together with all other lease/financing arrangements entered into by the Partnership between such date and the Closing Date, are referred to herein as the "Leases"). The term "Lease Documents" means the lease arrangements and financing contracts evidencing the Leases described in Schedule 6.34, together with all related documents and agreements including, without limitations, master lease agreements, schedules or other addenda to such Leases, certificates of delivery and acceptance, UCC financing statements, remarketing agreements, residual guaranty agreements, insurance policies, guaranty agreements and other credit supports. The term "Equipment" means all equipment, inventory and other property described as being leased or financed pursuant to a Lease, or in which the Partnership is granted a security interest pursuant to a Lease. The term "Obligor" means any lessee party or other party obligated to pay or perform any obligations under or in respect of a Lease or the Equipment covered by a Lease (excluding the lessor party thereunder, but otherwise including, without limitation, any guarantor of a Lease or any vendor, manufacturer or similar party under a remarketing agreement, residual guaranty or similar agreement). The term "Scheduled Payments" means the monthly or periodic rental payments or installments of principal and interest under the terms of the Leases.

                  (a) There is no restriction or limitation in any of the Lease Documents or otherwise, restricting the Partnership from executing this Agreement, or entering into the transactions contemplated by this Agreement, other than consents which have been, or prior to the Closing will have been, obtained.

                  (b) The Partnership owns the Equipment covered by each Lease or has a vested and perfected first priority security interest in the Equipment. All Equipment is located within the United States.

                  (c) With respect to each Lease, only one chattel paper original of such Lease exists and is held by the Partnership.

                  (d) Each Lease is in full force and effect in accordance with its terms, and there has been no occurrence which would or might permit any Obligor to terminate such Lease or suspend or reduce any payments or obligations due or to become due in respect of such Lease or the related Lease Documents by reason of default by the lessor party under such Lease. Except as listed on
Schedule 6.34(d), none of the Obligors in respect of a Lease or the related Lease Documents is the subject of a bankruptcy, insolvency or similar proceeding.

                  (e) Except for the delinquency in the payment of any Scheduled Payment that is (i) not more than 70 days past due or (ii) more than 70 days past due but for which adequate reserves are shown on the Partnership's books and records (which reserves are calculated consistent with past practice), there does not exist any default in the payment of any Scheduled Payments due under any Lease or the related Lease Documents, and there does not exist any other default, breach, violation or event permitting acceleration, termination or repossession under any Lease or the related Lease Documents or any event which, to the knowledge of the Partnership and the Partners, with notice and the expiration of any applicable grace or cure period, would constitute such a default, breach, violation or event permitting acceleration, termination or repossession under such Lease or the related Lease Documents.

                  (f) The Partnership has not acted in a manner which (nor has the Partnership failed to act where such failure to act) would alter or reduce any of the Partnership's rights or benefits under any manufacturer's or vendors' warranties or guarantees with respect to any Equipment.

                  (g) The Partnership has complied with all requirements of any federal, state or local law, including without limitation, usury laws, applicable to each Lease.

                  (h) Each Lease has the following characteristics:

                           (i) such Lease was originated in the United States
and the Scheduled Payments thereunder are payable in U.S. dollars by Obligors domiciled in the United States;

                           (ii) the lessee party under such Lease has
unconditionally accepted the Equipment covered by such Lease;

                           (iii) at least one Scheduled Payment has been made by
the Obligor under each such Lease; and

                           (iv) no Obligor in respect of such Lease is an
affiliate of the Partnership.

                  (i) Each Lease and the related Lease Documents are valid, binding, legally enforceable and non-cancelable obligations of the parties thereto, enforceable in accordance with their respective terms. Each Lease is a business obligation of the lessee thereunder and is not a "consumer transaction" under any applicable federal or state regulation.

                  (j) No Lease or related Lease Document is the subject of a fraudulent scheme by any Obligor or any supplier of Equipment.

                  (k) Each item of Equipment is subject to a Lease.

                  (l) Each Lease is a fixed rate lease contract.

                  (m) No Lease or related Lease Document is subject to any right of rescission, set-off, counterclaim, abatement or defense, including without limitation any defense of usury, nor will the operation of any of the terms of any Lease or any related Lease Document or the exercise of any right or remedy thereunder render such Lease or any related Lease Document or the obligations thereunder unenforceable, or subject the same to any right of rescission, set-off, counterclaim, abatement or defense. No Obligor has asserted any right of rescission, set-off, counterclaim, abatement or defense to its obligations under a Lease or any related Lease Document.

                  (n) As to the Leases and the related Lease Documents, (i) none has been amended or modified (a) to extend the maturity date for a period of longer than one year, or (b) to alter the amount or time of payment of any amount due thereunder, unless as to (a) and (b) such extension or alteration is reasonably expected to result in a net economic benefit to the Partnership or any Subsidiary; (ii) no indulgences or waivers have been granted in respect of the obligations of any Obligor under any Lease; and (iii) neither the Partnership nor its Subsidiaries have advanced any monies on behalf of any Obligor.

                  (o) Each Lease requires the Obligor thereunder at its own cost and expense to maintain the Equipment leased thereunder in good repair, condition and working order, and each Obligor under a Lease is currently in compliance with such requirement.

                  (p) Each Lease requires the Obligor thereunder (i) to pay all fees, taxes (except income taxes), and other charges or liabilities arising with respect to the Equipment leased thereunder or the use thereof, (ii) to keep the Equipment free and clear of any and all liens, security interests and other encumbrances, other than security interests of the Partnership, (iii) to hold harmless the lessor thereunder and its successors and assigns against the imposition of any fees, charges, liabilities and encumbrances, (iv) to bear all risk of loss associated with the Equipment covered by or securing the obligations under such Lease during the term of such Lease and (v) to maintain at the cost of the Obligor public liability and casualty insurance in respect of such Equipment covered by such Lease.

                  (q) Each Lease prohibits without the lessor's prior written consent any relocation of the Equipment covered by such Lease and requires the Obligor to execute such agreements and documents as may reasonably be requested by the lessor in connection with any such relocation.

                  (r) Each Lease involves either the lease of tangible personal property owned by the Partnership or the loan of money secured by a security interest in tangible personal property owned by the Obligor thereunder.

                  (s) The Partnership has not received any notice challenging its ownership or the priority of its security interest in the Equipment covered by each Lease, and there are no proceedings pending before any court or governmental entity or, to the knowledge of the Partnership and the Partners, threatened by any Obligor or other party, (i) asserting the invalidity of any Lease or the related Lease Documents, (ii) seeking to prevent payment or performance by any Obligor of any Lease or any of the terms of the related Lease Documents, or (iii) seeking any determination or ruling that might adversely affect the validity or enforceability of any Lease or any of the terms or provisions of the related Lease Documents.

                  (t) As to each Lease, there are no agreements or understandings between the Partnership and the Obligors in respect of such Lease or otherwise binding on the Partnership other than as expressly set forth in the Lease and the related Lease Documents.


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



         6.35 LEASE FUNDING. The Partnership is in compliance with all of the terms and covenants of, and is not in default or breach under, each agreement, contract, understanding or arrangement with any funding source for the Leases.

         6.36 DISCLOSURE. The Partnership has delivered, or in the case of the Leases and Lease Documents, made available, to UniCapital true and complete copies of each agreement, contract, commitment or other document (or, in the case of any such document not in the possession of or reasonably available to the Partnership or a Partner, accurate and complete summaries thereof) that is referred to in the schedules to this Agreement or that has been requested by UniCapital or its representatives. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto and all other documents and information prepared or certified by the Partners and provided to UniCapital and its representatives pursuant hereto do not and will not when delivered include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading. If any Partners become aware of any fact or circumstance that would change a representation or warranty of any Partner in this Agreement or any representation made on behalf of the Partnership (including the Partnership Subsidiaries), then the Partners shall immediately give notice of such fact or circumstance to UniCapital. However, such notification shall not relieve the Partnership or any of the Partners of their respective obligations under this Agreement, and at the sole option of UniCapital, the truth and accuracy of any and all warranties and representations of the Partners, at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.


7. REPRESENTATIONS OF UNICAPITAL AND NEWCO

         As of the date hereof and as of the Closing Date, UniCapital and Newco, jointly and severally, represent and as follows:

         7.1 CORPORATE EXISTENCE. UniCapital is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         7.2 UNICAPITAL STOCK. The shares of UniCapital Stock to be delivered to the Partners on the Closing Date, when delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable shares. The UniCapital Stock to be delivered in exchange for the Partnership Interests pursuant to the terms of this Agreement will be free and clear of all liens, encumbrances and claims of every kind, other than restrictions upon transfer contained herein and other than any liens, encumbrances or claims arising other than by the actions of UniCapital or Newco, and except for restrictions upon resale, will be legally equivalent in all respects to the majority of UniCapital Stock issued and outstanding on the date hereof.

         7.3 CORPORATE POWER AND AUTHORIZATION. UniCapital and Newco have the corporate power, authority and legal right to execute, deliver and perform this Agreement and all related documents and agreements required to be executed and delivered in accordance with the provisions hereof (the "UniCapital Documents"). The execution, delivery and performance of this Agreement by UniCapital and Newco have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by UniCapital and Newco and constitutes, and the UniCapital Documents when executed and delivered will constitute, the legal, valid and binding obligations of UniCapital and Newco enforceable against UniCapital and Newco in accordance with their terms.

         7.4 NO CONFLICTS. The execution, delivery and performance of this Agreement by UniCapital and Newco will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which UniCapital or Newco is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity that is applicable to UniCapital or Newco, (c) the charter documents of UniCapital or Newco, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which UniCapital or Newco is a party, by which UniCapital or Newco may have rights or by which any of the properties or assets of UniCapital or Newco may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of UniCapital or Newco thereunder. Except as aforesaid and for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by UniCapital or Newco.

         7.5 CAPITALIZATION OF UNICAPITAL. The IPO will result in an aggregate market capitalization of UniCapital that will exceed Three Hundred Million Dollars ($300,000,000) as determined by multiplying the outstanding shares of UniCapital Stock immediately following the closing of the IPO by the offering price.

         7.6 COMPLIANCE WITH LAW; AUTHORIZATIONS. Each of UniCapital and Newco have complied with each, and is not in violation of Regulations to which UniCapital's and Newco's respective business, operations, assets or properties is subject. Each of UniCapital and Newco owns, holds, possesses or lawfully uses in the operation of its business all Authorizations which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by UniCapital and Newco, respectively, in the conduct of the business of the Partnership, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. Neither UniCapital nor Newco is in default, nor has UniCapital or Newco received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No stockholder and no director, officer, employee or former employee of UniCapital or Newco or any of their affiliates, or any other person, firm or corporation, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which UniCapital or Newco owns, possesses or uses in the operation of the business of UniCapital and Newco as now or previously conducted.

         7.7 TRANSACTIONS WITH AFFILIATES. Except as described in the Registration Statement, no stockholder and no director, officer or employee of UniCapital or Newco, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement or understanding, business arrangement or relationship with UniCapital or Newco.

         7.8 LITIGATION. (a) No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of UniCapital and Newco, threatened against UniCapital or Newco which relates to the transactions contemplated by this agreement.

                  (b) Except as set forth on Schedule 7.8, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of UniCapital or Newco, threatened against UniCapital or Newco or which relates to UniCapital or Newco.

                  (c) Neither UniCapital nor Newco is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental of regulatory official, body or authority.

         7.9 MISCELLANEOUS. Prior to the consummation of the transactions contemplated hereby, UniCapital and Newco have no material properties or assets and are not party to any contracts other than this Agreement, the letter of intent among the parties to this Agreement, certain employment agreements with officers of UniCapital, certain real property leases relating to the principal executive offices of UniCapital, and those agreements and letters of intent listed on Schedule 7.9 hereto.

         7.10 REGISTRATION RIGHTS. As of the date hereof and as of the Closing Date, no officer, director or shareholder of UniCapital will have been granted any registration rights with respect to the registration of any shares of capital stock of UniCapital.

8. COVENANTS

         The following covenants shall apply during the period from and after the date hereof through the Closing Date. For purposes of this Article 8, each reference to the "Partnership" shall be deemed to refer as well to each and all of its Subsidiaries unless the context otherwise specifically requires.

         8.1 BUSINESS IN THE ORDINARY COURSE. The Partnership shall, and the Partners shall cause the Partnership to, conduct its business solely in the ordinary course and consistent with past practice.

         8.2 EXISTING CONDITION. The Partnership shall not, and no Partner shall suffer the Partnership to, cause or permit to occur any of the events or occurrences described in Section 6.30 hereof; provided, however, that on the Closing Date, but prior to the Closing, the Partnership may make a distribution of cash to each of the Partners in a reasonable amount for the sole purpose of providing for the payment by each Partner of the estimated income taxes attributable to each Partner for the earnings of the Partnership for the period from January 1, 1998 through the Closing Date, the amount of income taxes for each such Partner to be estimated in good faith by each of the Partners and the Partnership.

         8.3 MAINTENANCE OF PROPERTIES AND ASSETS. The Partnership shall, and the Partners shall cause the Partnership to, maintain and service its properties and assets in order to preserve their value and usefulness in the conduct of its business.

         8.4 EMPLOYEES AND BUSINESS RELATIONS. The Partnership shall, and the Partners shall cause the Partnership to, use commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others with whom or with which it has business relations.

         8.5 MAINTENANCE OF INSURANCE. The Partnership shall, and the Partners shall cause the Partnership to, notify UniCapital of any material changes in the terms of the insurance policies and binders referred to on Schedule 6.20 hereto.

         8.6 COMPLIANCE WITH LAWS, ETC. The Partnership shall, and the Partners shall cause the Partnership to, comply with all laws, ordinances, rules, regulations and orders applicable to the Partnership or its business, operations, properties or assets, noncompliance with which might materially affect the Partnership.

         8.7 CONDUCT OF BUSINESS. The Partnership shall, and the Partners shall cause the Partnership to, use commercially reasonable efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of the Partners contained in this Agreement shall be true, as though such representations and warranties were made on and as of each such date (except to the extent such representations or warranties expressly speak as of a specific date), and the Partnership shall, and the Partners shall cause the Partnership to, use commercially reasonable efforts to cause all of the conditions to the obligations of UniCapital and the Partners under this Agreement to be satisfied on or prior to the Closing Date.

         8.8 ACCESS. Upon prior reasonable notice, the Partnership shall, and the Partners shall cause the Partnership to, give to UniCapital's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Partnership and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Partnership for the purpose of making such investigation of the Partnership as UniCapital shall desire to make, provided that such investigation shall not unreasonably interfere with the Partnership's business operations, and provided further that UniCapital shall not contract or consult with any non-officer employees of the Partnership without the Partnership's prior consent, which shall not be unreasonably withheld. Furthermore, the Partnership shall, and the Partners shall cause the Partnership to, furnish to UniCapital all such documents and copies of documents and records and information with respect to the affairs of the Partnership and copies of any working papers relating thereto as UniCapital shall from time to time reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 8.8 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

         8.9 PRESS RELEASES AND OTHER COMMUNICATIONS. Neither the Partnership nor any Partner shall give notice to third parties or otherwise make any press release or other public statement concerning this Agreement or the transactions contemplated hereby. Neither the Partnership nor Partner shall grant any interview, publish any article, report or statement, or respond to any press inquiry or other inquiry of any third party relating to this Agreement, the business of the Partnership, the business (current and proposed) of UniCapital, the Registration Statement (as defined below), the IPO or any other matter connected with any of the foregoing without the express prior written approval of UniCapital, and all inquiries and questions with respect to any of the foregoing shall be coordinated through Robert New, Chief Executive Officer of UniCapital. The Partnership and each Partner shall coordinate all communications with the employees and agents of the Partnership through UniCapital prior to making any such communication. Notwithstanding the foregoing, this Section 8.9 shall not be interpreted to prevent the Partnership or any Partner from disclosing information as compelled by a court order, provided however, that prior to disclosing any information concerning this Agreement or the transaction contemplated hereby in response to any such court order, the Partnership or Partner, as applicable, shall provide UniCapital with prompt notice of the court order so that UniCapital may take whatever action it deems appropriate to prohibit such disclosure.

         8.10 EXCLUSIVITY. Except with respect to this Agreement and the transactions contemplated hereby, neither the Partnership nor Partner and none of their affiliates shall, and each of them shall cause its respective employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by it or them and any individual member or employee of the foregoing) (each, an "Agent") not to, (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any portion of the assets or any equity securities of, the Partnership (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal, (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal, or (d) enter into or consummate any agreement or understanding with any person or entity relating to an Acquisition Proposal, except for the acquisition of the Partnership Interests contemplated hereby. If the Partnership or any Partner, or any of their respective Agents, have provided any person or entity (other than UniCapital) with any confidential information or data relating to an Acquisition Proposal, then they shall request the immediate return thereof. The Partnership and the Partners shall notify UniCapital immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any individual or entity referred to in the first sentence of this Section
8.10. The covenant contained in this Section 8.10 shall not survive any termination of this Agreement pursuant to Sections 13.1, 13.2 or 13.3.

         8.11 SUPPLIER APPROVAL. Prior to the Closing Date, the Partnership shall satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable agreements with third parties, and shall provide UniCapital with satisfactory evidence of such third-party approvals, provided, however, that Newco will indemnify and hold the Partners harmless from penalties validly imposed by BankBoston, N.A., f/k/a The First National Bank of Boston ("BankBoston"), upon the Partners directly related to
(i) the Partners' failure under the Partnership's Revolving Credit Agreement dated November 5, 1991, as amended, with BankBoston to obtain the valid and binding assignment of such agreement to Newco pursuant to the terms and conditions of such agreement, or (ii) the prepayment of the outstanding principal under such agreement on or as of the Closing Date at the direction of UniCapital prior to its maturity, provided further, however, that neither UniCapital nor Newco shall have any duty to indemnify or hold harmless the Partners pursuant to this Section 8.11 unless the Partners shall have diligently pursued and used their best efforts prior to the Closing to obtain BankBoston's consent to such assignment or prepayment, as the case may be.

         8.12 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Partnership shall satisfy any requirement for notice of the transactions contemplated by this Agreement under any applicable collective bargaining agreement, and shall provide UniCapital with proof that any required notice has been provided.

         8.13 NOTIFICATION OF CERTAIN MATTERS. (a) The Partnership and the Partners shall give prompt notice to UniCapital of (i) the occurrence or non-occurrence of any event known to any Partner or the Partnership the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Article 6 to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of any Partner or the Partnership to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder.

                  (b) UniCapital shall give prompt notice to each Partner of (i) the occurrence or non-occurrence of any event known to UniCapital the occurrence of non-occurrence of which would be likely to cause any representation or warranty contained in Article 7 to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of UniCapital to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (c) The delivery of any notice pursuant to this Section 8.13 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 8.14, (ii) modify the conditions set forth in Sections 9 and 10 or
(iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         8.14 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing Date to supplement or amend promptly the schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the schedules, provided, that no amendment or supplement to a schedule that constitutes or reflects a material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Partnership or any Subsidiary (a "Material Adverse Amendment") may be made unless UniCapital consents to such Material Adverse Amendment; provided further, however, that if the amendment or supplement relates to changes in facts or circumstances occurring subsequent to the date of this Agreement and such amendment or supplement constitutes a Material Adverse Amendment, then such amendment or supplement shall be accepted by UniCapital, subject to the provisions of Section 12.2 and 12.5 hereof. No amendment of or supplement to a schedule shall be made later than 48 hours prior to the anticipated effectiveness of the Registration Statement defined in Section 9.4. Only (i) the schedules attached to this Agreement at the time of its execution and (ii) amended schedules as accepted under the standards and provisions of this Section 8.14, shall be deemed to be part of this Agreement in accordance with Section 19.

         8.15 HSR FILING. To the extent that the transaction contemplated by this Agreement is a transaction subject to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Partnership shall use its reasonable best efforts to (a) file all information required to be filed by it pursuant to such act and (b) provide UniCapital with all information reasonably requested and required by it to satisfy any filing requirements it may have under such act.



9. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTNERSHIP AND
   THE PARTNERS

         The obligations of the Partnership and the Partners hereunder are subject to the satisfaction on or prior to the Closing Date (or such earlier date specified below) of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of UniCapital and Newco contained in Article 7 shall be accurate as of the Closing Date as though such representations and warranties had been made as of such times; all of the terms, covenants and conditions of this Agreement to be complied with and performed by UniCapital and Newco on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Closing Date and signed by a duly authorized agent, the President or any Vice President of UniCapital shall have been delivered to the Partners.

         9.2 EMPLOYMENT AGREEMENTS. Newco shall have afforded (i) Mark F. Cignoli an opportunity to enter into an Employment Agreement in the form of Annex IIIA attached hereto and (ii) Daniel P. Shatz an opportunity to enter into an Employment Agreement in the form of Annex IIIB attached hereto

         9.3 OPINION OF COUNSEL. The Partners shall have received an opinion from counsel for UniCapital, dated the Closing Date, to the effect that:

                  (a) UniCapital and Newco have been duly organized and are validly existing in good standing under the laws of their respective states of incorporation;

                  (b) this Agreement has been duly authorized, executed and delivered by UniCapital and Newco and constitutes a valid and binding agreement of UniCapital and Newco enforceable in accordance with its terms, except (i) as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors, (ii) as the same may be subject to the effect of general principles of equity and (iii) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (c) the shares of UniCapital Stock to be received by the Partners on the Closing Date shall be duly authorized, fully paid and nonassessable; and

                  (d) the execution, delivery and performance of this Agreement and the consummation of any transactions contemplated hereby will not conflict with, or result in a breach or violation of, the Certificate of Incorporation or Bylaws of UniCapital or Newco.

         9.4 REGISTRATION STATEMENT. UniCapital shall have filed with the SEC a Registration Statement covering the offer and sale of shares of UniCapital Stock in the IPO. The Registration Statement shall have been declared effective by the SEC not later than June 30, 1998, UniCapital and the underwriters named therein shall have executed the Underwriting Agreement and the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the Underwriting Agreement, the shares of UniCapital Stock covered by the Registration Statement. There shall have been no stop-order issued (that remains in effect) by the Securities and Exchange Commission with respect to the Registration Statement.

         9.5 REVOLVING CREDIT AGREEMENT. UniCapital shall have, at its option, either (i) paid the entire outstanding principal and accrued interest under each of (A) the Partnership's Revolving Credit Agreement, dated as of November 5, 1991, as amended, with BankBoston and (B) the Partnership's Promissory Note, dated as of January 20, 1998, with BankBoston, or (ii) assumed the Partnership's obligations under such credit agreement and promissory note. Furthermore, BankBoston shall have released the Partner's personal guaranties of the Partnership's obligations under such credit agreement.

         9.6 HSR ACT. The waiting period applicable to the consummation of the Unified Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF UNICAPITAL AND NEWCO

         The obligations of UniCapital and Newco hereunder are subject to the satisfaction, on or prior to the Closing Date (or such earlier date specified below), of the following conditions:

         10.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The Partners shall have delivered to UniCapital a certificate dated the Closing Date and signed by each of them to the effect that all of the representations and warranties of the Partners contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such dates, except for matters expressly disclosed in the certificate or a schedule thereto (which shall not serve to modify any representation or warranty made herein or in any other document or otherwise in information supplied by the Partnership or any Partner) and that all terms, covenants and conditions of this Agreement to be complied with and performed by the Partners on or before the Closing Date have been duly complied with and performed; and each and all of the agreements of the Partners and the Partnership to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

         10.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by UniCapital of the Partnership Interests or the consummation of the Unified Transaction, and no governmental agency or body shall have taken any other action or made any request of UniCapital as a result of which the management of UniCapital deems it inadvisable to proceed with the transactions hereunder.

         10.3 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, UniCapital shall have had sufficient time to review the unaudited balance sheets of the Partnership as of the end of the most recently completed calendar month immediately prior to the Closing Date, and the unaudited statements of income, cash flows and Partners' equity of the Partnership for the periods then ended, which statements shall have disclosed no material adverse change in the financial condition of the Partnership or the results of its operations from the financial statements originally furnished by the Partnership as set forth in
Schedule 6.12, except for (i) an increase of $2,778,750 in the outstanding principal under the Partnership's Revolving Credit Agreement, dated as of November 5, 1991, as amended, with BankBoston on or about January 15, 1998 and
(ii) the aggregate distribution of $2,778,750 in cash by the Partnership to the Partners on or about January 15, 1998.

         10.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Partnership shall have occurred, except for (i) an increase of $2,778,750 in the outstanding principal under the Partnership's Revolving Credit Agreement, dated as of November 5, 1991, as amended, with BankBoston on or about January 15, 1998 and (ii) the distribution of $2,778,750 in cash by the Partnership to the Partners on or about January 15, 1998, and the Partnership shall not have suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the Audited Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of the Partnership to conduct its business as now conducted or as proposed to be conducted; and UniCapital shall have received on the Closing Date a certificate signed by the Partners and dated the Closing Date to such effect.

         10.5 REGULATORY REVIEW. UniCapital, through its authorized representatives, shall have completed a satisfactory review of the practices and procedures of the Partnership including, but not limited to, environmental and land use practices, import and export laws, compliance with contracts and federal, state and local laws and regulations governing the operations of the Partnership, which review reflects compliance with all applicable laws governing the Partnership, disclosing no material actual or probable violations, compliance problems, required capital expenditures or other substantive environmental, real estate and land use related concerns and which review is otherwise satisfactory in all respects to UniCapital, in its sole discretion.

         10.6 PARTNER'S RELEASE. At the Closing Date, each of the Partners shall have delivered to UniCapital an instrument in a form acceptable to UniCapital dated the Closing Date releasing

UniCapital, Newco, the Partnership and its Subsidiaries (collectively, the "Released Parties") from any and all claims of the Partners against the Released Parties.

         10.7 EMPLOYMENT AGREEMENTS. Mark F. Cignoli shall have executed and delivered an Employment Agreement in the form of Annex IIIA attached hereto.

         10.8 OPINION OF COUNSEL. UniCapital shall have received an opinion from Gilman, McLaughlin & Hanrahan, LLP, counsel to the Partners, dated the Closing Date, in form and substance satisfactory to UniCapital, to the effect that:

                  (a) the Partnership and each of its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the state of its organization.

                  (b) to the knowledge of such counsel, the Partnership and each of its Subsidiaries is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner now conducted;

                  (c) the Partnership Interests are held by the Partners as represented by the Partners in this Agreement;

                  (d) neither the Partnership nor any of its Subsidiaries has any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any interests in the Partnership;

                  (e) this Agreement has been duly authorized, executed and delivered by the Partnership and the Partners and constitutes a valid and binding agreement of the Partnership and the Partners enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (i) as the same may be subject to the effect of general principles of equity and (ii) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (f) upon consummation of the acquisition contemplated by this Agreement, UniCapital will receive good title to the Partnership Interests, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind with respect to such Partnership Interests;

                  (g) to the knowledge of such counsel, except to the extent set forth on Schedule 6.23, neither the Partnership nor any of its Subsidiaries is in violation of or default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located and there are no claims, actions, suits or proceedings pending, or threatened against or affecting the Partnership or such Subsidiaries, at law or in

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



equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located;

                  (h) to the knowledge of such counsel, except to the extent set forth on Schedule 6.17, the Partnership is not in default under any of its material contracts or agreements or has received notice of such default;

                  (i) no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of this Agreement by any Partners or for the transfer to UniCapital of the Partnership Interests; and

                  (j) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach of or constitute a default under any of the terms or provisions of the Partnership Agreement of the Partnership or any Contract or Lease listed on Schedules 6.17 and 6.34.

Such opinion shall include any other matters incident to the matters set forth herein as agreed to by the parties and their respective counsel.

         10.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

         10.10 PARTNERSHIP AGREEMENT. The Partners shall have delivered to UniCapital, a copy of the partnership agreement of the Partnership certified by the Partners.

         10.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC, and UniCapital and the representatives of the underwriters named in the Registration Statement shall have executed the Underwriting Agreement. There shall have been no stop-order issued (that remains in effect) by the Securities and Exchange Commission with respect to the Registration Statement.

         10.12 REPAYMENT OF INDEBTEDNESS. Prior to the Closing Date, the Partners shall have repaid to the Partnership (including its Subsidiaries) in full all amounts owing by the Partners to such entities.

         10.13 NET INCOME. The Partnership's aggregate after tax net income for the twelve months ended December 31, 1997 shall be set forth in the Registration Statement in UniCapital's unaudited pro forma combined income statement for the twelve months ended December 31, 1997 (prior to pro forma and offering adjustments).

         10.14 JAM ASSOCIATES LEASE. JAM Associates shall have terminated its existing lease with the Partnership for all of the office and warehouse space owned by JAM Associates at 13 Alexander Park, Unit 2, Billerica, MA, except for that portion of such property that is presently occupied by Data Intelligence Systems Corp. (the "Premises"), and Newco shall have executed and delivered a lease for the Premises to JAM Associates on terms and conditions that reflect the fair market rental value of the Premises and which terms and conditions are reasonably acceptable to Newco, UniCapital and JAM Associates.

         10.15 HSR ACT. The waiting period applicable to the consummation of the Unified Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated.

         10.16 FIRPTA COMPLIANCE. Each of the Partners shall have delivered to UniCapital a properly executed FIRPTA Certificate in the form of Annex IV for purposes of satisfying UniCapital's obligations under Treas. Reg.
ss.1.1445-2(b).


11. COVENANTS OF UNICAPITAL

         11.1 UNICAPITAL STOCK OPTIONS. Upon the effective date of the Registration Statement (but subject in all events to the consummation of the transactions contemplated hereby), UniCapital shall make available options to purchase that number of shares of UniCapital Stock having a fair market value on the effective date of the Registration Statement, based upon the IPO price per share set forth in the Underwriting Agreement, equal to 6.25% of the Consideration (valuing the UniCapital Stock to be issued as part of the Consideration at the IPO price per share for the purposes of this Section 11.2) to be granted to those non-Partner key employees of Newco after the Closing as are designated by Mark F. Cignoli (or such other officer designated by Newco and acceptable to UniCapital). Not later than seven days prior to the effective date of the Registration Statement, the individual designating the recipients of such options shall provide to UniCapital a written list of the names of those designated recipients who will receive options exercisable at the IPO price and the relative percentages of the 6.25% option pool provided under this Section
11.1 to be awarded to each recipient, as well as the percentage of options, if any, to be reserved for future issuance. Any options reserved for future issuance shall be granted at an exercise price equal to the fair market value of UniCapital Stock as of the date of grant. All options shall be granted in accordance with UniCapital's policies, and authorized and issued under the terms of UniCapital's principal stock option plan for the benefit of employees of UniCapital and its subsidiaries.

         11.2 INFORMATION FILING. To the extent the Unified Transaction is a transaction that falls within Section 351 of the Code, UniCapital shall file all information required to be filed by it pursuant to Treasury Regulation
Section 1.351-3(b).


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



         11.3 HSR FILING. To the extent that the transaction contemplated by this Agreement is a transaction subject to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, UniCapital shall use its reasonable best efforts to (a) file all information required to be filed by it pursuant to such act and (b) provide the Partnership with all information reasonably requested and required by it to satisfy any filing requirements it may have under such act.



12. INDEMNIFICATION; SURVIVAL

         12.1 GENERAL INDEMNIFICATION BY PARTNERS. Subject to the limitations contained in Section 12.5 hereof, each Partner, jointly and severally, covenants and agrees that such Partner will indemnify, defend, protect and hold harmless UniCapital and Newco and their respective officers, partners, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 12.6) from and against all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively, "Losses") incurred by UniCapital or Newco as a result of or arising from (a) any breach of the representations and warranties made by the Partners set forth herein or on the schedules or certificates delivered in connection herewith, (b) any nonfulfillment of any covenant or agreement on the part of the Partners or the Partnership under this Agreement, (c) the business, operations or assets of the Partnership prior to the Closing Date or the actions or omissions of the Partnership's directors, officers, partners, employees or agents prior to the Closing Date, other than Losses arising from matters expressly disclosed in the Audited Financial Statements, this Agreement or the schedules to this Agreement, or (d) any liability under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state law or regulation, at common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact relating to the Partnership (including its Subsidiaries) or the Partners contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (including any additional registration statement filed pursuant to Rule 462(b) under the Securities Act), which statement was provided or was based upon information or documents provided to UniCapital or its counsel by the Partnership (including its Subsidiaries) or the Partners, or (ii) any omission or alleged omission to state therein a material fact relating to the Partnership (including its Subsidiaries) or the Partners required to be stated therein or necessary to make the statements therein not misleading, which information was not provided to UniCapital or its counsel by the Partnership (including its Subsidiaries) or the Partners; provided, however, that such indemnity shall not inure to the benefit of UniCapital or Newco to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus and the Partners provided, in writing, corrected information to UniCapital for inclusion in the final prospectus, and such information was not so included.

         12.2 SPECIFIC INDEMNIFICATION BY PARTNERS. Subject to the limitations contained in Section 12.5 hereof, notwithstanding any disclosure made in this Agreement or in the schedules or exhibits hereto, and notwithstanding any investigation by UniCapital or Newco, each Partner, jointly and severally, covenants and agrees that such Partner will indemnify, defend, protect and hold harmless UniCapital and Newco and their respective officers, partners, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement, from and against all Losses incurred by UniCapital or Newco as a result of or incident to: (a) the existence of liabilities of the Partnership (including its Subsidiaries) in excess of the liabilities set forth on Schedule 6.13, to the extent of such excess; (b) the failure of the Partnership or the Partners to file all required Form 5500's prior to the Closing Date; (c) the litigation matters listed on Schedule 6.25; (d) the failure of the Partnership to be qualified to do business in each jurisdiction where the conduct of its business requires it to be so qualified; (e) any Material Adverse Amendments pursuant to Section 8.14(b) hereof; and (f) those Scheduled Payments delinquent for 90 days or longer as of the Closing Date net of applicable reserves reflected on the balance sheet of the Partnership immediately prior to the preparation of the Closing Date Balance Sheet.

         12.3 INDEMNIFICATION BY UNICAPITAL AND NEWCO. Subject to the limitations contained in Section 12.5 hereof, UniCapital and Newco, jointly and severally, covenant and agree that they will indemnify, defend, protect and hold harmless the Partners at all times from and after the date of this Agreement from and against all Losses incurred by the Partners as a result of or arising from (a) any breach of the representations and warranties made by UniCapital and Newco set forth herein or on the schedules or certificates attached hereto, (b) any nonfulfillment of any agreement on the part of UniCapital under this Agreement, or (c) any liability under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to UniCapital (including all of the companies, other than the Partnership, acquired by UniCapital as part of the Unified Transaction, but only to the extent that UniCapital is actually indemnified by such other companies for such liability) contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (including any registration statement filed pursuant to Rule 462(b) under the Securities Act), or arising out of or based upon any omission or alleged omission to state therein a material fact relating to UniCapital (including all of the companies, other than the Partnership, acquired by UniCapital as part of the Unified Transaction, but only to the extent that UniCapital is actually indemnified by such other companies for such liability) required to be stated therein or necessary to make the statements therein not misleading, which liability is not the subject of indemnification of UniCapital and Newco pursuant to Section 12.1(c) above.

         12.4 THIRD-PARTY CLAIMS.

                  (a) In order for a party hereto eligible to be indemnified hereunder (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person or entity against the Indemnified Party (a "Third-Party Claim"), such Indemnified Party must notify the parties obligated to provide indemnification pursuant to Section 12.1, 12.2, or 12.3 hereof (each, an "Indemnifying Party") in writing, and in reasonable detail, of the Third-Party Claim within 30 business days after receipt by such Indemnified Party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim. To the extent the Indemnifying Party has actually paid any amount to the Indemnified Party in respect of any Loss in connection with such Third-Party Claim, the Indemnifying Party shall have a right of subrogation with respect to such Third-Party Claim to the extent of such payment.

                  (b) The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel (provided that such counsel is not reasonably objected to by the Indemnified Party and provided further that selection for these purposes of Gilman, McLaughlin & Hanrahan, absent any actual or reasonably likely conflict of interest with respect to parties or defenses, shall not be objected to by UniCapital), any Third-Party Claim as the Indemnifying Party pursues the same in good faith and diligently and so long as the Third-Party Claim does not relate to an actual or potential Loss to which
Section 12.4(e) applies in which the Indemnified Party is UniCapital or Newco. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses, and except in the case of a Third-Party Claim relating to an actual or potential Loss to which Section 12.4(e) applies in which the Indemnified Party is UniCapital or Newco.

                  (c) No Indemnifying Party shall, in the defense of any Third-Party Claim, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or matter.

                  (d) If the Indemnifying Party does not assume the defense of any Third-Party Claim, then the Indemnified Party may defend against such Third-Party Claim in such manner as it deems appropriate at the expense of the Indemnifying Party.

                  (e) Notwithstanding anything to the contrary in this Article 12, if at any time, in the reasonable opinion of UniCapital or Newco as the Indemnified Party (notice of which opinion shall be given in writing to the Indemnifying Party), any Third-Party Claim seeks material prospective relief which could have a material adverse effect on any such Indemnified Party or any subsidiary, then such Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third-Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense (including, but not limited to, fees and disbursements of counsel and experts, as well as any sampling, testing, investigation, removal, treatment or remediation undertaken by UniCapital or Newco and all counseling or engineering fees and expenses related thereto) shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third-Party Claim at the sole cost and expense of the Indemnifying Party.

         12.5 LIMITATIONS ON INDEMNIFICATION. (a) To the extent of any amount that Newco or UniCapital actually receives as a result of a Net Worth Deficiency that is directly attributable to an Indemnifiable Decrease, Newco or UniCapital shall not be entitled to any indemnity under Article 12. An "Indemnifiable Decrease" shall be equal to the amount of any Net Worth Deficiency that consists of a liability for which Newco or UniCapital would otherwise be entitled to indemnity under Article 12 but that has been (a) accrued or (b) actually paid (so long as it was not previously accrued on or before December 31, 1997) during the Interim Net Worth Period. The "Interim Net Worth Period" shall mean the period beginning on January 1, 1998 and ending on the Closing Date. No amounts under (a) or (b) that have not been reflected on the Partnership's (or its Subsidiaries') financial statements under generally accepted accounting principles applied consistently with previous practice shall be deemed to be an Indemnifiable Decrease.

                  (b) No Indemnified Party shall assert any claim (other than a Third-Party Claim) for indemnification hereunder until such time as the aggregate of all claims which such

Indemnified Party may have against an Indemnifying Party plus any Indemnifiable Decrease shall exceed that dollar amount which is equal to 0.5% of the aggregate value of the Closing Date Consideration (based on the IPO price of the UniCapital Stock) (the "Basket Limitation"), at which time an Indemnified Party shall be entitled to seek indemnification for all claims pursuant to this
Article 12, but only to the extent that such claims, in the aggregate, exceed the value of the Basket Limitation. For purposes of the preceding sentence, UniCapital and Newco shall be considered to be a Single Indemnifying and Indemnified Party and the Partners shall be considered to be a Single Indemnifying and Indemnified Party. Notwithstanding the foregoing, on each date on which any Earn-Out Consideration is paid, the Basket Limitation shall be increased by that amount (the "Basket Adjustment") equal to 0.5% of any such Earn-Out Consideration, without prejudice to Newco's or UniCapital's receipt of or right to receive indemnification for claims exceeding the amount of the Basket Limitation in effect at the time such claims were brought. If the Basket Limitation is adjusted pursuant to the preceding sentence after such time as any Indemnified Party, pursuant to this Article 12, has collected an amount in excess (such excess amount is referred to as the "Excess Indemnity") of the Basket Limitation (prior to giving effect to the applicable Basket Adjustment), then such Indemnified Party, within 10 business days after the final determination of such Earn-Out Consideration, shall pay to the Indemnifying Party an amount equal to the lesser of applicable Basket Adjustment or the Excess Indemnity. In addition, notwithstanding any provision of this Agreement to the contrary, for the purposes of preventing a double recovery the Partners shall not be obligated to indemnify UniCapital or any other indemnified party pursuant to Section 12.1 or 12.2 with respect to any particular act, omission, condition or event if and to the extent that the loss resulting or arising from such act, omission, condition or event has, directly or indirectly, been taken into account in the computation of any Net Worth Deficiency provided for in
Section 3.1. Notwithstanding any other term of this Agreement, in no event shall any Partner be liable under this Article 12 for an amount which exceeds the aggregate value (determined at the Closing Date) of the Consideration received by such Partner under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the limitations upon indemnification contained in this Section 12.5 shall not apply to Losses arising out of (i) any breach of the representations and warranties of the Partners contained in Sections 6.1, 6.3, 6.5, 6.14, 6.27, 6.28 and 6.32 hereof, (ii) the failure of the Partnership to be qualified to do business in each jurisdiction where the conduct of its business requires it to be so qualified, (iii) litigation net of applicable reserves reflected on balance sheets of the Partnership at the Audited Balance Sheet Date, and (iv) any Material Adverse Amendment pursuant to Section 8.14(b) hereof.

         12.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties agree that representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive for a period of one year from the Closing Date (which date is hereinafter called the "Expiration Date"), except that:

                  (a) the representations and warranties contained in Section
6.27 hereof shall survive until such time as the limitations period has run for all tax periods ended prior to the Closing Date, which shall be deemed to be the Expiration Date for purposes of this clause (a) and claims arising from a breach of the representations and warranties contained in such Section 6.27;

                  (b) the representations and warranties contained in Section 6.28(g) hereof shall survive until such time as one full fiscal year's cycle of transactions occurring entirely within the twenty-first century shall have been processed and UniCapital's consolidated financial statements for the fiscal year in which the last such transaction to be processed occurred have been audited, which shall be deemed to be the Expiration Date for purposes of this clause (b) and claims arising from a breach of the representations and warranties contained in such Section 6.28(g);

                  (c) the representations and warranties contained in Section
6.32 hereof shall survive for a period of five years from the Closing Date, which shall be deemed the Expiration Date for purposes of this clause (c) and claims arising from a breach of the representations and warranties contained in such Section 6.32;

                  (d) solely for purposes of Section 12.1(c) hereof, and solely to the extent that UniCapital actually incurs liability under the Securities Act, the Exchange Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for purposes of this clause (d) and claims arising under such laws;

                  (e) the representations and warranties of the Partners contained in Section 6.5 hereof shall survive the Closing Date without time limitation; and

                  (f) any representations and warranties which serve as a basis of the indemnity obligations of the Partners under Section 12.2 shall survive the Closing Date without time limitation.


13. TERMINATION OF AGREEMENT

         13.1 TERMINATION BY UNICAPITAL. UniCapital may, by notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement (a) if a material default shall be made by the Partners in the observance or due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur, (b) if UniCapital in its sole judgment determines that any condition exists which has made or could reasonably be expected to make any of the representations or warranties contained in Article 6 hereof untrue in any material respect or (c) if UniCapital in its sole judgment determine that information disclosed on the schedules to the Agreement delivered pursuant to Section 8.14 has or could reasonably be expected to have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Partnership.

         13.2 TERMINATION BY THE PARTNERS. Prior to the initial filing of the Registration Statement with the SEC, the Partners may, by notice in the manner hereinafter provided on or before such initial filing, terminate this Agreement if a material default shall be made by UniCapital in the observance or due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before such initial filing. From and after the initial filing of the Registration Statement with the SEC, the Partners shall have no right to terminate this Agreement.

         13.3 AUTOMATIC TERMINATION. This Agreement shall terminate automatically:

                  (a) if the Registration Statement has not been declared effective by June 30, 1998;

                  (b) if, between the date of execution of the Underwriting Agreement and the Closing Date, the Underwriting Agreement is terminated pursuant to the terms thereof; or

                  (c) upon the date that the number of shares of UniCapital Stock to be issued and/or delivered to the persons who will transfer property to UniCapital in the Unified Transaction can be determined as a fixed number of shares, unless those same persons will be issued in the Unified Transaction eighty percent (80%) or more of the UniCapital Stock that will be issued and outstanding immediately after the Unified Transaction.

         13.4 LIQUIDATED DAMAGES. If the Closing fails to occur because of the default of the Partnership or the Partners, then, in addition to the other remedies available to UniCapital at law for fraud, in equity or pursuant to this Agreement, the Partners shall pay to UniCapital the sum of $500,000 as liquidated damages. It is hereby agreed that UniCapital's damages in the event of a termination or default by the Partnership hereunder are uncertain and impossible to ascertain and that the foregoing constitutes a reasonable liquidation of such damages and is intended not as penalty but as liquidated damages.


14. NONCOMPETITION AND NONSOLICITATION

         14.1 NONCOMPETITION.

                  (a) In order to protect the value and goodwill of the Partnership and its business, each Partner covenants that, for the period ending two years after the Closing Date, such Partner will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with, or use or permit such Partner's name to be used in connection with, any business or enterprise which is engaged directly or indirectly in competition anywhere in the United States with the business conducted by UniCapital, Newco or any of its or their respective subsidiaries or affiliates or with any business engaged in originating, servicing or securitizing leases or other specialty financing products or services (the "Restricted Business"). Each Partner recognizes that the Restricted Business is expected to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in subsection (b)) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit either (i) the ownership by a Partner as a passive investment of not more than five percent of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to Section 12 of the Exchange Act or (ii) those activities necessary to effect the timely liquidation of the portfolio of all lease financings existing as of the date of this Agreement held by Master Financial Associates, a Massachusetts general partnership owned by the Partners, and the timely winding up and dissolution of Master Financial Associates thereafter by the Partners.

                  (b) Each Partner further covenants that for the period ending two years after the Closing Date, such Partner will not, either directly or indirectly, (i) call on or solicit any customers or prospective customers of the Restricted Business, or (ii) solicit the employment of any person who is employed by UniCapital, Newco or any of its or their respective subsidiaries or affiliates in the Restricted Business during such period.

                  (c) Each Partner recognizes and acknowledges that by reason of such Partner's relationship to the Partnership, such Partner has had access to confidential information relating to the Restricted Business. Each Partner acknowledges that such confidential information is a valuable and unique asset and covenants that such Partner will not disclose any such confidential information after the Closing Date to any person for any reason whatsoever.

         14.2 DAMAGES. Each Partner acknowledges and agrees that measuring economic losses to UniCapital and Newco as a result of the breach of the foregoing covenants in this Article 14 would be impossible, and that any breach of the foregoing covenants would result in immediate and irreparable damage to UniCapital and Newco for which they would have no other adequate remedy. Accordingly, the Partners agree that, in the event of a breach by them of any of the foregoing covenants, such covenants may be enforced by UniCapital or Newco by, without limitation, injunctions and restraining orders.

         14.3 REASONABLE RESTRAINT. The Parties agree that the foregoing covenants in this Article 14 impose a reasonable restraint upon the Partners in light of the activities and business of UniCapital on the date of the execution of this Agreement and the current and future plans of UniCapital and Newco (as successors to the business of the Partnership), and that any violation will result in irreparable injury to UniCapital.

         14.4 SEVERABILITY; REFORMATION. The covenants in this Article 14 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, if any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         14.5 INDEPENDENT COVENANT. All of the covenants in this Article 14 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of any Partner against the Partnership, the Partnership's Subsidiaries, Newco or UniCapital, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants. The parties specifically agree that the period of two years stated above shall be computed by excluding from such computation any time during which any Partner is in violation of any provision of this Article 14 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action UniCapital seeks to enforce the agreements and covenants of the Partners or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

         14.6 MATERIALITY. The Partners hereby acknowledge and agree that the covenants contained in this Article 14 are a material and substantial part of this transaction and are entered into in connection with and as an inducement to the acquisition by UniCapital and Newco of the business of the Partnership.


15. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         15.1 PARTNERS. The Partners recognize and acknowledge that they have in the past, currently have, and in the future may possibly have, access to certain confidential information of the Partnership, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Partnership and the Partnership's business. The Partners agree that they will not disclose any confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of UniCapital or as may be required by law or order of a court of competent jurisdiction, unless the Partners can show that such information has become known to the public generally through no fault of the Partners. Prior to disclosing any confidential information required by law or order of a court of competent jurisdiction, the Partners shall provide UniCapital with prompt notice of the disclosure requirement so that UniCapital may take whatever action it deems appropriate to prohibit such disclosure. In the event of a breach or threatened breach by the Partners of the provisions of this Section 15.1, UniCapital and Newco shall be entitled to an injunction restraining Partners from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting UniCapital and Newco from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         15.2 UNICAPITAL. UniCapital recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date will have, access to certain confidential information solely of the Partnership in connection with its business. UniCapital agrees that, prior to the Closing Date, it will not disclose any such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever without prior written consent of the Partners. In the event of a breach or threatened breach by UniCapital of the provisions of this Section 15.2, the Partners shall be entitled to an injunction restraining UniCapital from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the Partners from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         15.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, UniCapital, Newco and the Partners agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.


16. LOCK-UP AGREEMENTS

         16.1 AGREEMENT. In connection with the IPO, for good and valuable consideration, and to induce the underwriters that may participate in the IPO to continue their efforts in connection with the IPO, each Partner hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of such underwriters, it will not, during the period commencing on the date of this Agreement and ending 180 days after the date of the final prospectus contained in the Registration Statement relating to the IPO (the "Prospectus"), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of UniCapital Stock or any securities convertible into or exercisable or exchangeable for UniCapital Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of UniCapital Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of UniCapital Stock or such other securities, in cash or otherwise. In addition, each Partner agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the underwriters that may participate in the IPO, it will not, during the period commencing on the date of this Agreement and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of UniCapital Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         16.2 INTENDED THIRD-PARTY BENEFICIARIES. Each Partner agrees that the foregoing shall be binding upon their transferees, successors, assigns, heirs, and personal representatives and shall benefit and be enforceable by the underwriters in the IPO. Each Partner acknowledges and agrees that such underwriters and Morgan Stanley & Co. Incorporated are intended third party beneficiaries of the provisions of this Article 16, and that Morgan Stanley & Co. Incorporated on behalf of such underwriters shall be entitled to enforce the covenants contained in this Article 16. In furtherance of the foregoing, UniCapital and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Article 16. The Partners also acknowledge and agree that none of the companies to be acquired as part of the Unified Transaction shall have any rights as intended third-party beneficiaries under this Agreement. The Partners also acknowledge and agree that none of the companies to be acquired as part of the Unified Transaction shall have any rights as intended third-party beneficiaries under this Agreement.


17. FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON
    UNICAPITAL STOCK

         17.1 INVESTMENT INTENT. The Partners acknowledge and agree that the shares of UniCapital Stock to be delivered to the Partners pursuant to this Agreement have not been and will not be registered under the Securities Act and therefore may not be resold without compliance with the Securities Act. The Partners represent and warrant that the shares of UniCapital Stock to be acquired by the Partners pursuant to this Agreement are being acquired solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

         17.2 COMPLIANCE WITH LAW. The Partners covenant, warrant and represent that none of the shares of UniCapital Stock issued to such Partners will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the SEC thereunder, and except after full compliance with any applicable state securities laws.

         17.3 ECONOMIC RISK; SOPHISTICATION. The Partners represent and warrant that they are able to bear the economic risk of an investment in UniCapital Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. The Partners further represent and warrant that they (a) fully understand the nature, scope and duration of the limitations on transfer contained in this Agreement and (b) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the UniCapital Stock.

         17.4 INFORMATION SUPPLIED.

                  (a) The Partners represent and warrant that they have had an adequate opportunity to ask questions and receive answers from the officers of UniCapital concerning UniCapital, its business, operations, plans and strategy, and the background and experience of its officers and directors. The Partners represent and warrant that they have asked any and all questions that they may have in the nature described in the preceding sentence and that all such questions have been answered to their satisfaction.

                  (b) Each Partner represents and warrants that he has received the draft Registration Statement, including the draft preliminary prospectus that forms a part thereof, delivered to him on or about February 14, 1998 that describes, among other things, UniCapital, the transactions contemplated hereby, the other acquisitions proposed to be undertaken by UniCapital simultaneously with the transactions contemplated hereby, and the target companies of such other acquisitions. Each Partner represents and warrants that he has reviewed such draft Registration Statement and draft preliminary prospectus and has had adequate opportunity to ask questions of and receive answers to his satisfaction from the officers of UniCapital concerning the matters described therein.


18. SECURITIES LEGENDS

         The certificates evidencing the UniCapital Stock to be received by the Partners hereunder will bear a legend substantially in the form set forth below and containing such other information as UniCapital may deem appropriate:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

In addition, such certificates shall also bear (a) a legend reflecting the restrictions contained in Article 16 and (b) such other legends as counsel for UniCapital reasonably determines are required under the applicable laws of any state.


19. GENERAL

         19.1 COOPERATION. The Partners and UniCapital shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Partners will cooperate and use their best efforts to have the officers, directors and employees of The Partnership prior to the Closing Date cooperate with UniCapital on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.


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



         19.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of UniCapital, and the heirs and legal representatives of the Partners.

         19.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Partners, the Partnership, UniCapital and Newco and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto, enforceable in accordance with its terms, and may be modified or amended only by a written instrument executed by the Partners (subject to the limitations set forth below), the Partnership, UniCapital and Newco acting through their respective officers, duly authorized by their respective Boards of Directors; provided, that any Partner who owns a majority of the Partnership Interests shall have the authority to approve and execute any amendment to this Agreement on behalf of all of the Partners and without the necessity of such majority Partner obtaining consent or authorization from any other Partner, unless such amendment relates to any representation or warranty made by a Partner other than such majority Partner which may only be amended by the written agreement of such person; and provided further, that no Partner shall have any power or authority to modify or amend this Agreement in any respect from and after the initial filing of the Registration Statement with the SEC.

         19.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         19.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with the transactions contemplated hereby, and each of UniCapital and Newco, on the one hand, and the Partners, on the other hand, agrees to indemnify the other against all loss, liability, cost damages or expense arising out of or related to claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         19.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, UniCapital will pay the fees, expenses and disbursements of UniCapital and Newco and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated shall be consummated, the Partners will pay the fees, expenses and disbursements of the Partners and the Partnership and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance of this Agreement by the Partners and the Partnership and in compliance with all conditions to be performed by the Partners and the Partnership under this Agreement.

         19.7 NOTICES. All notices and other communications hereunder shall be in writing (including wire, telefax or similar writing) and shall be sent, delivered or mailed, addressed, or telefaxed:
                    (a)        If to UniCapital or Newco, addressed to them at:

                               UniCapital Corporation
                               1111 Kane Concourse, Suite 301
                               Bay Harbor Island, FL  33154
                               Attn.:  Martin Kalb, Esquire
                               Telefax: (305) 866-8449
                               with a required copy to:

                               David A. Gerson, Esquire
                               Morgan, Lewis & Bockius LLP
                               One Oxford Centre, Thirty-Second Floor
                               301 Grant Street
                               Pittsburgh, PA  15219
                               Telefax: (412) 560-3399

                    (b) If to the Partners, addressed to them in care of the Partners' Representative at:

                               Allan Z. Gilbert
                               3 Burning Bush Drive
                               Boxford, MA  01921
                               Telefax: (978) 670-5696

                               with a copy to:

                               Michael Eby, Esquire
                               Gilman, McLaughlin & Hanrahan, LLP
                               470 Atlantic Avenue
                               Boston, MA  02210
                               Telefax: (617) 338-8079

Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telefax, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 19.7 (or in accordance with the latest unrevoked written direction from such party) and (ii) if given by telefax, when such telefax is transmitted to the telefax number specified in this Section 19.7 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.


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



         19.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to any of the provisions thereof that would require the application of the substantive laws of any other jurisdiction. Each party to this Agreement: (a) agrees that any legal action or proceeding under this Agreement shall be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York; (b) irrevocably submits to the jurisdiction of such courts; (c) agrees not to assert any claim or defense that it is not personally subject to the jurisdiction of such courts, that any such forum is not convenient or the venue thereof is improper, or that this Agreement or the subject matter hereof may not be enforced in such courts; and (d) agrees to accept service of process on it by certified or registered mail or by any other method authorized by law.

         19.9 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         19.10 TIME. Time is of the essence with respect to this Agreement.

         19.11 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         19.12 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         19.13 CAPTIONS. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.


20. DEFINITIONS

         20.1 "Accounts Receivable" is defined in Section 6.14.

         20.2 "Acquisition Proposal" is defined in Section 8.10.


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



         20.3 "Adjusted 1997 EBT" is defined in Section 2.5(a).

         20.4 "Adjusted 1998 EBT" is defined in Section 2.5(a).

         20.5 "Adjusted 1999 EBT" is defined in Section 2.5(b).

         20.6 "Agent" is defined in Section 8.10.

         20.7 "Agreement" is defined in the preamble to this Agreement.

         20.8 "Audited Balance Sheet Date" is defined in Section 6.12.

         20.9 "Audited Financial Statements" are defined in Section 6.12.

         20.10 "Authorizations" are defined in Section 6.23.

         20.11 "Basket Adjustment" is defined in Section 12.5.

         20.12 "Basket Limitation" is defined in Section 12.5(b).

         20.13 "Benefit Plan" is defined in Section 6.22.

         20.14 "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

         20.15 "Closing" is defined in Section 5.1.

         20.16 "Closing Date" is defined in Section 5.2.

         20.17 "Closing Date Balance Sheet" is defined in Section 3.1.

         20.18 "Closing Date Consideration" is defined in Section 2.1(a).

         20.19 "Code" is defined in the recitals to this Agreement.

         20.20 "Commonly Controlled Entity" is defined in Section 6.22.

         20.21 "Contracts" are defined in Section 6.17.

         20.22 "Disputed Amounts" are defined in Section 3.2.

         20.23 "EBT" is defined in Section 2.5(a).

         20.24 "Earn-Out Consideration" is defined in Section 2.5(d).

         20.25 "Environmental Laws" mean any and all applicable treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release or threatened Release of or exposure to Hazardous Substances, including CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law and all amendments or regulations promulgated thereunder.

         20.26 "Environmental Liabilities" mean any and all Losses arising from or related to any claim, proceeding, investigation, response or removal action, remediation or other clean-up brought, prosecuted or undertaken by UniCapital, Newco, any Governmental Entity or any other person or entity on the basis of any violation of any Environmental Laws or pursuant to any requirement imposed under any Environmental Laws (including any sampling, testing, investigation, removal, treatment or remediation undertaken by UniCapital or Newco so as to avoid any claim or violation or to comply with any requirement and all counseling or engineering fees and expenses related thereto), and arising from pre-Closing operations, events, circumstances or conditions at, on, under or emanating from, or as a result of any pre-Closing off-site disposal of Hazardous Substances from, any property currently or formerly owned, operated or leased by the Partnership.

         20.27 "Environmental Permits" mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws for the operation of the business of the Partnership.

         20.28 "Equipment" is defined in Section 6.34.

         20.29 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         20.30 "Escrow Property" is defined in Section 4.1(b).

         20.31 "Escrow Shares" are defined in Section 4.1(a).

         20.32 "Exchange Act" is defined in Section 12.1.

         20.33 "Expiration Date" is defined in Section 12.6.

         20.34 "Foreign Plans" are defined in Section 6.22(i)(xiii).

         20.35 "GAAP" is defined in Section 3.1.

         20.36 "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

         20.37 "Hazardous Substances" mean all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

         20.38 "Indemnifiable Decrease" is defined in Section 12.5(a).

         20.39 "Indemnified Party" is defined in Section 12.4(a).

         20.40 "Indemnifying Party" is defined in Section 12.4(a).

         20.41 "Indemnity Escrow Agent" is defined in Section 4.1(a).

         20.42 "Independent Accounting Firm" is defined in Section 3.2.

         20.43 "Intellectual Property" is defined in Section 6.28(a).

         20.44 "Interim Net Worth Period" is defined in Section 12.5(a).

         20.45 "IPO" is defined in the recitals to this Agreement.

         20.46 "Lease Documents" are defined in Section 6.34.

         20.47 "Leases" are defined in Section 6.34.

         20.48 "Liabilities" are defined in Section 6.13(a).

         20.49 "Losses" are defined in Section 12.1.

         20.50 "Material Adverse Amendment" is defined in Section 8.14.

         20.51 "Net Worth Deficiency" is defined in Section 3.1.

         20.52 "Newco" is defined in the preamble to this Agreement.

         20.53 "Newco EBT" is defined in Section 2.5(b).

         20.54 "Obligor" is defined in Section 6.34.

         20.55 "Ordinary course" or "ordinary course of business" means the conduct of business as conducted by the Partnership prior to the date of this Agreement consistent in nature and, where relevant, amount with past practices.

         20.56 "Partners" are defined in the preamble to this Agreement.

         20.57 "Partners' Representative" is defined in Section 3.3.

         20.58 "Partnership Subsidiary" is defined in Section 6.8.

         20.59 "PCBs" are defined in Section 6.32(h).

         20.60 "Pension Plan" is defined in Section 6.22.

         20.61 "Permits" mean all permits, licenses, franchises, approvals and authorizations from any Governmental Entity that are owned or held by the Partnership, or held by any Partner that relate to the operations of the Partnership.

         20.62 "Prospectus" is defined in Section 16.1.

         20.63 "Registration Statement" is defined in the recitals to this Agreement.

         20.64 "Regulations" are defined in Section 6.23.

         20.65 "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure).

         20.66 "Released Parties" are defined in Section 10.6.

         20.67 "Restricted Business" is defined in Section 14.1(a).

         20.68 "Scheduled Payments" are defined in Section 6.34.

         20.69 "SEC" is defined in the recitals to this Agreement.

         20.70 "Securities Act" is defined in Section 6.16.

         20.71 "Third-Party Claim" is defined in Section 12.4(a).

         20.72 "Underwriting Agreement" is defined in Section 5.1.

         20.73 "UniCapital" is defined in the preamble to this Agreement.

         20.74 "UniCapital Documents" is defined in Section 7.3.

         20.75 "UniCapital Stock" is defined in Section 2.1(a).

         20.76 "Welfare Plan" is defined in Section 6.22.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               UNICAPITAL CORPORATION


                               By:/s/ ROBERT J. NEW
                                  -----------------
                               Name:  Robert J. New
                               Title: Chairman and Chief Executive Officer

                               MFA ACQUISITION CORP.


                               By:/s/ ROBERT J. NEW
                                  -----------------
                               Name:  Robert J. New
                               Title: President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                               MERRIMAC FINANCIAL ASSOCIATES


                               By:/s/ ALLAN Z. GILBERT
                                  --------------------
                               Name:  Allan Z. Gilbert
                               Title: General Partner



                               By:/s/ JORDAN L. SHATZ
                                  -------------------
                               Name:  Jordan L. Shatz
                               Title: General Partner


                               By:/s/ MARK F. CIGNOLI
                                  -------------------
                               Name:  Mark F. Cignoli
                               Title: General Partner




                               /s/ ALLAN Z. GILBERT
                               --------------------
                               ALLAN Z. GILBERT




                               /s/ JORDAN L. SHATZ
                               -------------------
                               JORDAN L. SHATZ




                               /s/ MARK F.CIGNOLI
                               ------------------
                               MARK F. CIGNOLI

                                     ANNEXES

ANNEX I                        [Calculation and Composition of Consideration]

ANNEX II                       [Form of Indemnity Escrow Agreement]

ANNEX III                      [Form of Cignoli Employment Agreement]

ANNEX III                      [Form of Shatz Employment Agreement]

ANNEX IV                       [Form of FIRPTA Certificate]


                                    SCHEDULES

SCHEDULE 2.5                   [Add-Backs]
SCHEDULE 6.1                   [Existence]
SCHEDULE 6.3                   [Authority]
SCHEDULE 6.4                   [Validity of Contemplated Transactions]
SCHEDULE 6.5                   [Partnership Interests]
SCHEDULE 6.8                   [Subsidiaries]
SCHEDULE 6.9                   [Predecessor Companies]
SCHEDULE 6.12                  [Partnership Financial Statements]
SCHEDULE 6.13                  [Liabilities and Obligations]
SCHEDULE 6.14                  [Accounts and Notes Receivable Aging]
SCHEDULE 6.15                  [Permits]
SCHEDULE 6.16                  [Real and Personal Property]
SCHEDULE 6.17                  [Contracts and Commitments]
SCHEDULE 6.20                  [Insurance]
SCHEDULE 6.21                  [Employee Information]
SCHEDULE 6.22                  [Employee Benefit Plans]
SCHEDULE 6.23                  [Authorizations]
SCHEDULE 6.24                  [Transactions with Affiliates]
SCHEDULE 6.25                  [Litigation]
SCHEDULE 6.28                  [Intellectual Property]
SCHEDULE 6.28(d)               [Confidentiality and Non-Disclosure Agreements]
SCHEDULE 6.28(e)               [Registered Intellectual Property]
SCHEDULE 6.29                  [Notice and Consents]
SCHEDULE 6.30                  [Absence of Changes]
SCHEDULE 6.31                  [Deposit Accounts; Powers of Attorney]
SCHEDULE 6.34                  [Leases]
SCHEDULE 7.9                   [UniCapital and Newco Agreements]


The registrant agrees to furnish a copy of each omitted schedule, exhibit or annex to this Exhibit 2.07 to the Commission supplementally upon request therefor.